================================================================================

                                CREDIT AGREEMENT

                                   dated as of
                                November 15, 2005

                                       and

                                      among

                          THE GREAT ATLANTIC & PACIFIC
                               TEA COMPANY, INC.,

                                       and

                        The Other Borrowers Party Hereto,
                                  as Borrowers

                                       and

                            The Lenders Party Hereto,

                                       and

                             BANK OF AMERICA, N.A.,
                  as Administrative Agent and Collateral Agent
                           ___________________________

                           JPMORGAN CHASE BANK, N.A.,
                              as Syndication Agent

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Documentation Agent


                                       and

                         BANC OF AMERICA SECURITIES LLC

                                as Lead Arranger

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE I Definitions........................................................1

  SECTION 1.01           Defined Terms.......................................1
  SECTION 1.02           Classification of Loans and Borrowings.............27
  SECTION 1.03           Terms Generally....................................27
  SECTION 1.04           Accounting Terms; GAAP.............................28
  SECTION 1.05           Borrowing Base Adjustments.........................28

ARTICLE II The Credits......................................................29

  SECTION 2.01           Commitments........................................29
  SECTION 2.02           Increase in Total Commitments......................29
  SECTION 2.03           Loans and Borrowings...............................30
  SECTION 2.04           Requests for Borrowings............................31
  SECTION 2.05           Swingline Loans....................................32
  SECTION 2.06           Letters of Credit..................................32
  SECTION 2.07           Funding of Borrowings..............................37
  SECTION 2.08           Interest Elections.................................37
  SECTION 2.09           Termination or Reduction of Commitments............39
  SECTION 2.10           Repayment of Loans; Evidence of Debt...............39
  SECTION 2.11           Prepayment of Loans................................40
  SECTION 2.12           Fees...............................................41
  SECTION 2.13           Interest...........................................42
  SECTION 2.14           Alternate Rate of Interest.........................43
  SECTION 2.15           Increased Costs....................................43
  SECTION 2.16           Break Funding Payments.............................45
  SECTION 2.17           Taxes..............................................45
  SECTION 2.18           Payments Generally; Pro Rata Treatment; Sharing
                           of Setoffs.......................................47
  SECTION 2.19           Mitigation Obligations; Replacement of Lenders.....49

ARTICLE III Representations and Warranties..................................49

  SECTION 3.01           Organization; Powers...............................50
  SECTION 3.02           Authorization; Enforceability......................50
  SECTION 3.03           Governmental Approvals; No Conflicts...............50
  SECTION 3.04           Financial Condition; No Material Adverse Change....50
  SECTION 3.05           Properties.........................................51
  SECTION 3.06           Litigation and Environmental Matters...............51
  SECTION 3.07           Compliance with Laws and Agreements................51
  SECTION 3.08           Investment and Holding Company Status..............52
  SECTION 3.09           Taxes..............................................52
  SECTION 3.10           Employee Benefit Plans.............................52
  SECTION 3.11           Disclosure.........................................52
  SECTION 3.12           Subsidiaries.......................................52
  SECTION 3.13           Insurance..........................................52
  SECTION 3.14           Labor Matters......................................53

  SECTION 3.15           Security Documents.................................53
  SECTION 3.16           Federal Reserve Regulations........................54

ARTICLE IV Conditions.......................................................54

  SECTION 4.01           Effective Date.....................................54
  SECTION 4.02           Each Credit Event..................................57

ARTICLE V Affirmative Covenants.............................................58

  SECTION 5.01           Financial Statements and Other Information.........58
  SECTION 5.02           Notices of Material Events.........................60
  SECTION 5.03           Information Regarding Collateral...................60
  SECTION 5.04           Existence; Conduct of Business.....................61
  SECTION 5.05           Payment of Obligations.............................61
  SECTION 5.06           Maintenance of Properties..........................62
  SECTION 5.07           Insurance..........................................62
  SECTION 5.08           Casualty and Condemnation..........................63
  SECTION 5.09           Books and Records; Inspection and Audit Rights.....63
  SECTION 5.10           Compliance with Laws...............................64
  SECTION 5.11           Use of Proceeds and Letters of Credit..............64
  SECTION 5.12           Additional Subsidiaries............................64
  SECTION 5.13           [Reserved].........................................64
  SECTION 5.14           Further Assurances.................................64
  SECTION 5.15           Cash Management....................................64
  SECTION 5.16           Priority of Claims Waivers.........................67
  SECTION 5.17           Benefit Plans Payments.............................68

ARTICLE VI Negative Covenants...............................................68

  SECTION 6.01           Indebtedness; Certain Equity Securities............68
  SECTION 6.02           Liens..............................................69
  SECTION 6.03           Fundamental Changes................................71
  SECTION 6.04           Investments, Loans, Advances, Guarantees and
                           Acquisitions.....................................71
  SECTION 6.05           Asset Sales........................................72
  SECTION 6.06           Sale and Leaseback Transactions....................73
  SECTION 6.07           Hedging Agreements.................................73
  SECTION 6.08           Restricted Payments; Certain Payments of
                           Indebtedness.....................................73
  SECTION 6.09           Transactions with Affiliates.......................74
  SECTION 6.10           Restrictive Agreements.............................74
  SECTION 6.11           Amendment of Material Documents....................75
  SECTION 6.12           Minimum EBITDA Covenant............................75
  SECTION 6.13           Limitation on Change in Fiscal Year................75

ARTICLE VII Events of Default...............................................76

  SECTION 7.01           Events of Default..................................76

ARTICLE VIII The Agents.....................................................79


ARTICLE IX Miscellaneous....................................................81

  SECTION 9.01           Notices............................................81

  SECTION 9.02           Waivers; Amendments................................81
  SECTION 9.03           Expenses; Indemnity; Damage Waiver.................83
  SECTION 9.04           Successors and Assigns.............................84
  SECTION 9.05           Survival...........................................87
  SECTION 9.06           Counterparts; Integration; Effectiveness...........87
  SECTION 9.07           Severability.......................................87
  SECTION 9.08           Right of Setoff....................................88
  SECTION 9.09           GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE
                           OF PROCESS.......................................88
  SECTION 9.10           WAIVER OF JURY TRIAL...............................89
  SECTION 9.11           Headings...........................................89
  SECTION 9.12           Confidentiality....................................89
  SECTION 9.13           Interest Rate Limitation...........................90
  SECTION 9.14           Patriot Act........................................90
  SECTION 9.15           Foreign Asset Control Regulations..................91
  SECTION 9.16           Additional Waivers.................................91

SCHEDULES:

Schedule A           --       Priming Jurisdictions
Schedule B           --       Distribution Centers
Schedule C           --       Financial and Collateral Reports
Schedule 1.01        --       Additional Investments
Schedule 2.01        --       Commitments
Schedule 3.06        --       Disclosed Matters
Schedule 3.12        --       Subsidiaries
Schedule 3.13        --       Insurance
Schedule 3.15(b)     --       UCC Filings
Schedule 3.15(c)     --       Intellectual Property Filings
Schedule 5.15(a)     --       DDA Accounts
Schedule 5.15(b)     --       Credit Card Arrangements
Schedule 5.15(c)     --       Third Party Insurance Payors
Schedule 5.15(d)(iv) --       Blocked Accounts
Schedule 5.15(i)     --       Disbursement Accounts
Schedule 6.01        --       Existing Indebtedness
Schedule 6.02        --       Existing Liens
Schedule 6.04        --       Existing Investments
Schedule 6.10        --       Existing Restrictions

EXHIBITS:

Exhibit A            --       Form of Assignment and Acceptance
Exhibit B            --       Form of Borrowing Base Certificate
Exhibit C            --       Form of Guarantee Agreement
Exhibit D            --       Form of Indemnity, Subrogation and Contribution
                              Agreement
Exhibit E            --       Form of Perfection Certificate
Exhibit F            --       Form of Pledge Agreement
Exhibit G            --       Form of Security Agreement
Exhibit H            --       Form of Joinder Agreement
Exhibit I            --       Form of Opinion General Counsel of the Company
Exhibit J            --       Form of Opinion of Cahill Gordon & Reindel LLP
Exhibit K            --       Form of Credit Card Notification
Exhibit L            --       Form of Insurance Provider Notification
Exhibit M            --       Form of Blocked Account Agreement
Exhibit N            --       Form of Coinstar Notification
Exhibit O            --       Form of DDA Notification

     CREDIT AGREEMENT dated as of November 15, 2005, among THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation, the other BORROWERS party hereto, the LENDERS party hereto, BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent, JPMORGAN CHASE BANK, N.A., as Syndication Agent and WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent.

     The parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions

     SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Additional Commitment Lender" has the meaning set forth in Section
2.02(a).

     "Additional Investments" means those investments specified on Schedule 1.01 hereto.

     "Adjusted LIBO Rate" means, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Agent" means Bank of America, N.A., in its capacity as administrative agent for the Lenders hereunder, together with its successors and assigns.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affected Eurodollar Loan" has the meaning set forth in Section 2.11(d).

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Agent" means each of the Administrative Agent and the Collateral Agent.

     "Agent's Account" has the meaning set forth in Section 5.15(f).

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus fifty bps (0.50%). Any change in the Alternate Base Rate due to a change in the Prime

Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Advance Rate" means as to each investment constituting an Eligible Additional Investment, the percentage specified on Schedule 1.01 hereto.

     "Applicable Margin" means, for any Interest Payment Date with respect to any ABR Loan or Eurodollar Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR Loans" or "Eurodollar Loans", as the case may be, based upon the Average Daily Facility Usage for the immediately preceding fiscal quarter:


===================================================================================================
Level     Average Daily Facility Usage         ABR Loans                    Eurodollar
                                                                              Spread
---------------------------------------------------------------------------------------------------
1         Less than or equal to 33.33%     zero bps (0.00%)          one hundred bps (1.00%)
---------------------------------------------------------------------------------------------------
2      Greater than 33.33% but less than
               or equal to 66.67%          zero bps (0.00%)    one hundred twenty five bps (1.25%)
---------------------------------------------------------------------------------------------------
3             Greater than 66.67%          zero bps (0.00%)       one hundred fifty bps (1.50%)
===================================================================================================


Except as provided in the following sentence, the Applicable Margin shall be adjusted quarterly as of the first day of each fiscal quarter of the Company, based upon the Average Daily Facility Usage for the immediately preceding fiscal quarter. Upon the occurrence and during the continuance of an Event of Default, at the option of the Administrative Agent or at the direction of the Required Lenders, the Applicable Margin shall be immediately increased to the percentages set forth in Level 3 (even if the Average Daily Facility Usage for another Level have been met) and interest shall be determined in the manner set forth in
Section 2.13(c).

     "Applicable Percentage" means, with respect to a Lender in respect of its Commitment or any extension of credit thereunder, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentage shall be determined based upon the Commitments most recently in effect.

     "Appraised Value" means the net appraised orderly liquidation value (which is expressed as a percentage) of (a) the Borrowers' Eligible Inventory as set forth in the Borrowers' inventory stock ledger or (b) the Borrowers' Scripts, as the case may be, as determined from time to time by an independent appraiser reasonably satisfactory to the Administrative Agent.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "Availability Period" means, with respect to any Lender or its Commitment, the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of such Commitment.

     "Availability Reserves" means such reserves as the Administrative Agent from time to time determines in the Administrative Agent's reasonable credit judgment as being appropriate (a) to reflect the impediments to the Agents' ability to realize upon the Collateral or (b) to reflect costs, expenses and other amounts that the Agents may incur or be required to pay to realize upon the Collateral. Availability Reserves may include (but are not limited to) reserves based on (i) the aggregate dollar amount represented by gift certificates then outstanding and entitling the holder thereof to use all or a portion thereof to pay all or a portion of the purchase price for any Inventory as of such day, (ii) the Reserve for Leasehold Obligations, (iii) the PACA Liability Reserve (to the extent Inventory subject to PACA is included in the Borrowing Base), (iv) the maximum aggregate amount (giving effect to any netting agreements) that the Company and its Subsidiaries would be required to pay under any Hedging Agreements secured by the Security Documents the obligations under which constitute Obligations if such Hedging Agreements were terminated, determined as of the most recent date for which financial statements have been delivered pursuant to Section 5.01(a), (b) or (c), and (v) outstanding Taxes and other governmental charges, including, ad valorem, real estate, personal property, sales, and other Taxes (in each case to the extent such Taxes or other governmental charges are due and payable (except if being contested in good faith in appropriate proceedings and for which adequate reserves have been taken) and entitle any Person to a Lien on any Collateral that has priority over, or is otherwise superior in right to, the Lien in such Collateral Agent for the benefit of the Secured Parties). Provided no Default or Event of Default has occurred and is continuing, the Administrative Agent shall give the Borrowers ten (10) days prior notice of the imposition of any Availability Reserve not described in clauses (i) through (v) above.

     "Average Daily Facility Usage" means for any period the average daily usage of the credit facilities hereunder by the Borrowers. Facility usage on each date shall be determined by dividing (a) the Exposure on such date by (b) the total Commitments on such date.

     "Blocked Account Agreement" means with respect to an account established by a Loan Party, an agreement, in form and substance satisfactory to the Collateral Agent, establishing Control (as defined in the Security Agreement) of such account by the Collateral Agent and whereby the bank maintaining such account agrees, upon the occurrence and during the continuance of a Triggering Event, to comply only with the instructions originated by the Collateral Agent without the further consent of any Loan Party.

     "Blocked Accounts" has the meaning set forth in Section 5.15(d).

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrowers" means the Company, Compass Foods, Inc., Borman's, Inc., Shopwell, Inc., Waldbaum, Inc., Super Fresh Food Markets, Inc., Super Market Service Corp., Super Fresh/Sav-A-Center, Inc., Hopelawn Property I, Inc., Lo-Lo Discount Stores, Inc. and Food Basics, Inc.

     "Borrowing" means (i) a group of Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (ii) a Swingline Loan.

     "Borrowing Base" means, on any date (subject to adjustment as provided in Section 1.05), the aggregate value of the assets of the Loan Parties, in an amount (calculated based on the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with Section 5.01(f), absent any error in such Borrowing Base Certificate) that is equal to:

          (a) the product of (x) 85% (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section 1.05) and (y) Appraised Value of Eligible Inventory (subject to the provisions of clause (j) of the definition of Eligible Inventory) and; plus

          (b) the product of (x) 85% (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section 1.05) and (y) the face amount of all Eligible Credit Card Account Receivables; plus

          (c) the product of (x) 85% (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section 1.05) and (y) the face amount of Eligible Coinstar Receivables; plus

          (d) the product of (x) 85% (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section 1.05) and (y) the face amount of all Eligible Third Party Insurance Provider Accounts Receivables; plus

          (e) the product of (x) 85% (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section 1.05) and (y) the Appraised Value of Scripts; plus

          (f) 100% of all Eligible Cash and Cash Equivalents, plus;

          (g) the product of the Applicable Advance Rate times the outstanding balance of Eligible Additional Investments; provided that, Eligible Cash and Cash Equivalents and Eligible Additional Investments included in the Borrowing Base may not be withdrawn from the related account at the Administrative Agent or Affiliate of the Administrative Agent, thereby reducing the Borrowing Base, unless and until the Borrowers furnish the Administration Agent with (i) notice of such intended withdrawal and (ii) in the event there are any outstanding Loans, a Borrowing Base Certificate as of the date of such proposed withdrawal reflecting that, after giving effect to such withdrawal, Borrowing Base Availability exists; minus

          (h) the then amount of all Availability Reserves.

The Borrowing Base shall be computed for each fiscal month as required by and subject to the proviso after Section 5.01(g), and established based upon the most recent Borrowing Base Certificate delivered to the Administrative Agent and shall remain in effect until the delivery to the Administrative Agent of a subsequent Borrowing Base Certificate.

     "Borrowing Base Availability" means the amount by which the lesser of the aggregate outstanding Commitment or the Borrowing Base, within all applicable sublimits, exceeds the Exposure.

     "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit B hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Financial Officer of the Company which shall include appropriate exhibits, schedules, supporting documentation, and additional reports (i) as outlined in Schedule 1 to Exhibit B and (ii) as reasonably requested by the Administrative Agent.

     "Borrowing Request" means a request by a Borrower for a Borrowing in accordance with Section 2.04.

     "bps" means basis points.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or New York, New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Calculation Date" means the last Business Day of each calendar week.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash and Cash Equivalents" means:

          (1) United States Dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

          (3) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or province or any instrumentality thereof maturing within one year from the date of acquisition and having a rating of either "A" or better from Standard & Poor's, A2 or better from Moody's;

          (4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, banker's acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender or with any United States commercial bank having capital and surplus in excess of $300,000,000;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3), and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

          (6) commercial paper rated at least "P-2" by Moody's, at least "A-2" by Standard and Poor's and in each case maturing within one year after the date of acquisition; and

          (7) money market funds that are SEC.270.2a-7 compliant or enhanced cash funds having a weighted average maturity of not greater than 120 days.

     "Cash Receipts" has the meaning set forth in Section 5.15(f).

     "Change in Control" means, at any time, (a) the board of directors of the Company shall cease to consist of a majority of the Continuing Directors, (b) any person or group (within the meaning of Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) other than a Permitted Holder shall acquire a majority of the voting power represented by the Company's outstanding capital stock entitled to vote in the election of directors of the Company.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Coinstar Installation Agreements" means that certain Coinstar Installation Agreement, dated April 29, 2002 (as the same may be amended, supplemented and otherwise modified from time to time with the prior written consent of the Administrative Agent), between the Company and Coinstar, Inc., together with each other installation agreement between the Company (or any of its Subsidiaries) and Cointstar, Inc. in form and substance satisfactory to the Administrative Agent.

     "Coinstar Notification" has the meaning set forth in Section 5.15(d).

     "Coinstar Receivable" means each "Account" (as defined in the UCC ) together with all income, payments and proceeds thereof due and owing to the Company (or any of its Subsidiaries) by Coinstar, Inc., pursuant to any contract between the Company (or any of its Subsidiaries) and Coinstar, Inc., including but not limited to the Coinstar Installation Agreements.

     "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

     "Collateral Agent" means Bank of America, N.A., in its capacity as collateral agent for the Secured Parties under the Security Documents.

     "Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Loans and to acquire participations in Letters of Credit, expressed as an amount representing the maximum aggregate amount of such Lender's Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to paragraph (b)of Section 2.09 and (b) increased from time to time pursuant to Section 2.02 or pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is One Hundred Fifty Million Dollars ($150,000,000).

     "Commitment Increase" has the meaning set forth in Section 2.02(a).

     "Commitment Increase Date" has the meaning set forth in Section 2.02(c).

     "Company" means The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation.

     "Consolidated EBITDA" means, for any period, Income or Loss from Operations for such period plus (a) without duplication and to the extent deducted in determining such Income or Loss from Operations, the sum of (i) all amounts attributable to depreciation and amortization for such period, (ii) any extraordinary or nonrecurring non-cash charges for such period, (iii) consolidated rental expense for such period attributable to stores that were permanently closed during such period plus any rent, common area maintenance, real estate taxes and other real estate related expenses related to such closure, (iv) charges for pension withdrawal liabilities related to the permanent closing of retail and/or distribution facilities, and (v) the loss for the early extinguishment of debt, minus (b) without duplication to the extent included in determining such Income or Loss from Operations, (i) any extraordinary or nonrecurring gains for such period, including, in the case of the closure described in clause (a)(iii) of this definition, gains for such period in accordance with GAAP, (ii) cash charges for such period (excluding cash charges for pension withdrawal liabilities incurred in the first fiscal quarter of 2005 in an amount not to exceed $30,000,000) and (iii) payments made during such period related to stores previously closed.

     "Continuing Directors" means directors of the Company who are in office on the Effective Date and each other director, who's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors or a Permitted Holder.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Credit Card Notification" has the meaning set forth in Section 5.15(d).

     "Credit Card Receivables" means each "Account" (as defined in the UCC) together with all income, payments and proceeds thereof, owed by an issuer of credit cards to a Loan Party resulting from charges by a customer of a Loan Party on credit cards issued by such issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

     "Currency and Commodity Hedging Agreement" means any foreign currency exchange agreement, commodity price protection agreement or other currency exchange rate or commodity price hedging arrangement.

     "DDAs" means any checking, savings or other demand deposit account maintained by a Loan Party.

     "DDA Notification" has the meaning set forth in Section 5.15(d).

     "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disbursement Accounts" has the meaning set forth in Section 5.15(i).

     "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

     "Distribution Center Shrink Percentage" shall be applicable to Inventory located at the Distribution Centers and shall mean, at the end of each fiscal quarter, average shrink expressed in terms of cost value resulting from the physical Distribution Center inventories performed during the two (2) fiscal quarters ending on such date, expressed as a percentage of the cost value of Inventory.

     "Distribution Center Shrink Reserve" shall be equal to the product of (a) the excess of the Distribution Center Shrink Percentage over 1%, multiplied by
(b) Inventory as of the date of the most recent Borrowing Base Certificate.

     "Distribution Centers" means (i) the warehouse facilities operated by the Loan Parties on the date hereof as set forth in Schedule B and (ii) any warehouse facility located in the United States and operated by Loan Parties that is designated as a Distribution Center by (a) giving 30 days prior written notice to the Administrative Agent and (b) effecting the execution, filing and recordation of such financing statements, the delivery of such Priority of Claims Waivers as required hereby and taking any and all such further actions as may be reasonably requested by the Administrative Agent.

     "Dollars" and the symbol "$" mean the lawful currency of the United States.

     "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

     "Eligible Additional Investments" means Additional Investments of a Borrower from time to time on deposit in an account in the name of a Borrower at the Administrative Agent or an Affiliate of the Administrative Agent, which account is subject to a first perfected security interest in favor of the Collateral Agent for the benefit of itself and the Secured Parties and is subject to a Blocked Account Agreement.

     "Eligible Cash and Cash Equivalents" means Cash and Cash Equivalents of a Borrower from time to time deposited in an account in the name of a Borrower at the Administrative Agent or an Affiliate of the Administrative Agent (excluding any amounts on deposit with the Administrative Agent pursuant to Section 2.06(j) hereof or in any other escrow, or special purpose or restricted account, such as an account specifically designated for payroll or sales taxes), which account is subject to a first perfected security interest in favor of the Collateral Agent for the benefit of itself and the Secured Parties and is subject to a Blocked Account Agreement.

     "Eligible Coinstar Receivables" means, at the time of any determination thereof, each Coinstar Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Coinstar Receivable (i) has been earned and represents the bona fide amounts due to the Company or another Loan Party from Coinstar, Inc. and in each case originated in the ordinary course of business of the Company or another Loan Party and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (i) below. Without limiting the foregoing, to qualify as Eligible Coinstar Receivable, an Account shall indicate no person other than the Company or another Loan Party as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Company or another Loan Party, as applicable, may be obligated to rebate to a customer and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Company or another Loan Party to reduce the amount of such Coinstar Receivable. Unless otherwise approved from time to time in writing by the Administrative Agent, no Coinstar Receivable shall constitute an Eligible Coinstar Receivable if, without duplication:

          (a) such Coinstar Receivable is not owned by the Company (or another Loan Party) and the Company (or another Loan Party) does not have good or marketable title to such receivable free and clear of any Lien of any Person other than the Collateral Agent;

          (b) such Coinstar Receivable does not constitute an "Account" (as defined in the UCC) or such receivables have been outstanding for more than ten (10) Business Days;

          (c) either the Company (or the applicable Loan Party) or Coinstar, Inc. is the subject of any bankruptcy or insolvency proceedings;

          (d) such Coinstar Receivable is not a valid, legally enforceable obligation of Coinstar, Inc.;

          (e) such Coinstar Receivable is not subject to a properly perfected security interest in favor of the Collateral Agent, or is not in form and substance reasonably satisfactory to the Administrative Agent, or is subject to any Lien (other than the Lien of the Collateral Agent) whatsoever;

          (f) such Coinstar Receivable otherwise does not conform to all representations, warranties, covenants and agreements in the Loan Documents relating to receivables;

          (g) Coinstar, Inc. has not received the Coinstar Notification within the timeframe set forth in Section 5.15(d) hereof;

          (h) such Coinstar Receivable does not meet such other usual and customary eligibility criteria for receivables as the Administrative Agent may determine from time to time in its commercially reasonable discretion; or

          (i) such Coinstar Receivable is evidenced by "chattel paper" or an "instrument" of any kind unless such "chattel paper" or "instrument" is in the possession of the Collateral Agent, and to the extent necessary or appropriate, endorsed to the Collateral Agent.

     "Eligible Credit Card Accounts Receivable" means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (i) has been earned and represents the bona fide amounts due to the Company or another Loan Party from a credit card payment processor and/or credit card issuer, and in each case originated in the ordinary course of business of the Company and the related Loan Party and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (j) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Account Receivable, an Account shall indicate no person other than the Company or the related Loan Party (other than an Excluded Subsidiary) as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Company or the related Loan Party, as applicable, may be obligated to rebate to a customer, a credit card payment processor, or credit card issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Company or the related Loan Party to reduce the amount of such Credit Card Receivable. Unless otherwise approved from time to time in writing by the Administrative Agent, no Credit Card Receivable shall constitute an Eligible Credit Card Accounts Receivable if, without duplication:

          (a) such Credit Card Receivable is not owned by a Loan Party and such Loan Party does not have good or marketable title to such Credit Card Receivable free and clear of any Lien of any Person other than the Collateral Agent;

          (b) such Credit Card Receivable does not constitute an "Account" (as defined in the UCC) or such Credit Card Receivable has been outstanding for more than seven (7) business days;

          (c) the issuer or payment processor of the applicable credit card with respect to such Credit Card Receivable is the subject of any bankruptcy or insolvency proceedings;

          (d) such Credit Card Receivable is not a valid, legally enforceable obligation of the applicable issuer with respect thereto;

          (e) such Credit Card Receivable is not subject to a properly perfected security interest in favor of the Collateral Agent, or is not in form and substance reasonably satisfactory to the Administrative Agent, or is subject to any Lien whatsoever other than Permitted Encumbrances contemplated by the processor agreements and for which appropriate reserves (as determined by the Administrative Agent) have not been established or maintained by the Borrowers;

          (f) the Credit Card Receivable does not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;

          (g) such Credit Card Receivable is owed by a Person that has not received a Credit Card Notification within the timeframe set forth in
     Section 5.15(d) hereof;

          (h) such Credit Card Receivable is subject to risk of set-off, non-collection or not being processed due to unpaid and/or accrued credit card processor fee balances, limited to the lesser of the balance of Credit Card Receivable or unpaid credit card processor fees;

          (i) such Credit Card Receivable is evidenced by "chattel paper" or an "instrument" of any kind unless such "chattel paper" or "instrument" is in the possession of the Collateral Agent, and to the extent necessary or appropriate, endorsed to the Collateral Agent; or

          (j) such Credit Card Receivable does not meet such other usual and customary eligibility criteria for Credit Card Receivables as the Administrative Agent may determine from time to time in its commercially reasonable discretion.

     "Eligible Inventory" means, at the time of any determination thereof the Inventory of the Company or a Loan Party at the time of such determination that is not ineligible for inclusion in the Borrowing Base pursuant to any of the clauses (a) through (o) below. Without limiting the foregoing, to qualify as Eligible Inventory no person other than the Company or a Loan Party (other than an Excluded Subsidiary) shall have any direct or indirect ownership, interest or title to such Inventory and no person other than the Company or a Loan Party, shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. Unless otherwise from time to time approved in writing by the Administrative Agent, no Inventory shall be deemed Eligible Inventory if, without duplication:

          (a) it is located at a reclamation center of any Distribution Center or is otherwise held at any Distribution Center for return to vendor;

          (b) it is supplies, packaging, selling or display materials;

          (c) it is produce, floral, seafood, meat, bakery, dairy, deli, or fuel (provided that fuel in an aggregate amount not to exceed $1,000,000 may be deemed eligible inventory for purposes of calculating the Borrowing Base);

          (d) it is not owned solely by the Company or any other Loan Party or is owned by an Excluded Subsidiary;

          (e) it is on consignment to the Company or any other Loan Party;

          (f) it is not located at property that is owned or leased by the Company or any other Loan Party or is in transit from vendors to such a property; provided that (I) frozen seafood and meat and HBA in third party storage facilities located in jurisdictions other than Priming Jurisdictions shall, if not otherwise excluded, be included as Eligible Inventory, minus any claims or Liens, other than Permitted Encumbrances, that vendors, landlords, public warehouse operators or any third party bailee may have against such property, from time to time, and (II) frozen seafood and meat and HBA located in Priming Jurisdictions shall not be included in Eligible Inventory pursuant to this paragraph (f) unless either
     (A) the applicable vendor, landlord, public warehouse or any third party bailee has provided to the related Loan Party a Priority of Claims Waiver in form and substance reasonably satisfactory to the Administrative Agent, or (B) the Borrowers have deposited with the Collateral Agent collateral consisting of Cash and Cash Equivalents an amount equal to the Reserve for Leasehold Obligations for Leasehold Obligations (as applicable) with respect to such property, or (C) Borrowers' obligations to such vendor, landlord, public warehouse or third party bailee are supported by a standby letter of credit issued by a Lender pursuant to this Agreement in an amount at least equal to the Reserve for Leasehold Obligations;

          (g) it is not located in the United States of America;

          (h) it is not subject to a perfected first priority Lien, other than Permitted Encumbrances, securing the Obligations, regardless of its location;

          (i) it is not in good condition, does not meet all standards imposed by any Governmental Authority having regulatory authority over it, or is not currently saleable in the normal course of business of the Company and the Subsidiaries;

          (j) it is inventory located at any Distribution Center on such date that represents over 13 weeks old inventory based on date of receipt determined at an individual product level (provided that such inventory shall be eligible for purposes of calculating the Borrowing Base to the extent of fifty percent (50%) of the book value thereof);

          (k) it is Inventory that is accounted for in both the Company's Distribution Center and Store Inventory;

          (l) it includes any profits or transfer price additions charged or accrued in connection with transfers of Inventory between the Company and its Subsidiaries or Affiliates;

          (m) it is accounted for in the Store Shrink Reserve;

          (n) it is accounted for in the Distribution Center Shrink Reserve; or

          (o) it is accounted for in the Company's reserve which adjusts Inventory valued under the Company's historical retail method of accounting to actual cost value (product mix) or adjusts Inventory for unallocated earned allowances (net costing).

     "Eligible Third Party Insurance Provider Accounts Receivable" means, at the time of any determination thereof, each third party insurance provider "Account" (as defined in the UCC) together with all income, payments and proceeds thereof, that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been earned and submitted for reimbursement to, and represents the bona fide amounts due to the Company or other Loan Party (other than an Excluded Subsidiary) from, a third party insurance provider, in each case originated in the ordinary course of business of the Company or the related Loan Party and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (m) below. Without limiting the foregoing, to qualify as an Eligible Third Party Insurance Provider Accounts Receivable, a third party insurance provider account receivable shall indicate no person other than the Company or the related Loan Party (other than an Excluded Subsidiary) as payee or remittance party. In determining the amount to be so included, the face amount of such an account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Company or the related Loan Party, as applicable, may be obligated to rebate to a third party insurance provider pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Company or the related Loan Party to reduce the amount of such Account. Unless otherwise approved from time to time in writing by the Administrative Agent, no third party insurance provider account receivable shall constitute an Eligible Third Party Insurance Provider Accounts Receivable if, without duplication:

          (a) an invoice (in form and substance satisfactory to the Administrative Agent) with respect to such third party insurance provider accounts receivable has not been sent to the applicable account debtor;

          (b) such third party insurance provider accounts receivable are not due and payable in full, are subject to any bill and hold arrangement, or more than 90 days have elapsed since the date of the sale of goods giving rise to such third party insurance provider accounts receivable;

          (c) the aggregate amount of accounts due from third party insurance providers exceeds Fifteen Million U.S. Dollars ($15,000,000) for which more than 60 days but not more than 90 days have elapsed since the date of the sale of goods or rendering of services giving rise to such third party insurance provider accounts receivable;

          (d) such third party insurance provider accounts receivable did not arise from the provision of goods authorized by a physician's prescription, and such goods have been performed or provided; (e) such third party insurance provider accounts receivable arose from the provision of durable medical equipment;

          (f) such third party insurance provider accounts receivable are subject to any assignment, claim, lien, or security interest, except in favor of the Administrative Agent and the Lenders;

          (g) such third party insurance provider accounts receivable are not valid and legally enforceable obligations of the account debtor, are with recourse, or are subject to any claim for credit, defense, offset, chargeback, counterclaim or adjustment by the account debtor (other than any discount allowed for prompt payment and reconciliations in the ordinary course of business), and the assignment or pledging thereof violates any agreement to which the account debtor is subject;

          (h) such third party insurance provider accounts receivable did not arise in the ordinary course of business of the Company and its Subsidiaries, or a notice of the bankruptcy, insolvency, failure, or suspension or termination of business of the account debtor has been received by the Company or the related Loan Party, or the payor thereunder shall have provided written notice to anyone of a challenge or dispute of its obligations thereunder;

          (i) such third party insurance provider accounts receivable do not conform to all representations, warranties or other provisions of the Loan Documents relating to such third party insurance provider accounts receivable;

          (j) such third party insurance provider accounts receivable are obligations payable under Medicare, Medicaid or any other governmental program or the related account debtor is any unit of government;

          (k) such third party insurance provider accounts receivable is owed by a Person that has not received an Insurance Provider Notification within the timeframe set forth in Section 5.15(d) hereof;

          (l) such third party insurance provider accounts receivable do not meet other usual and customary eligibility criteria for third party insurance provider accounts receivable, including the payors thereunder, as determined by the Administrative Agent in its commercially reasonable discretion; or

          (m) such third party insurance provider account receivable is evidenced by "chattel paper" or an "instrument" of any kind unless such "chattel paper" or "instrument" is in the possession of the Collateral Agent, and to the extent necessary or appropriate, endorsed to the Collateral Agent.

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the pollution or protection of the environment or the preservation or reclamation of natural resources, including those relating to the management, release or threatened release of any Hazardous Material, or to employee health and safety matters.

     "Environmental Liability" means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense or cost, contingent or otherwise (including any liability for costs of environmental remediation, or natural resource damages, administrative oversight costs, and indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) compliance or noncompliance with any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar" means, when used in reference to any Loan or Borrowing, whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" has the meaning set forth in Article VII.

     "Exchange Act Filings" means all filings made by the Company pursuant to the Securities and Exchange Act of 1934, and the rules promulgated thereunder, since and including the annual report of the Company on Form 10-K for the fiscal year ended immediately prior to the date as of which representation and warranty is made or deemed to be made hereunder.

     "Excluded Subsidiary" has the meaning set forth in Article VII.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) United States Federal withholding tax imposed with respect to amounts payable to a Non-U.S. Lender to the extent that the obligation to withhold such amounts existed on the date such Non-U.S. Lender became a party to this Agreement (or became an assignee through any assignment or a Participant through the purchase of any participation hereunder) or, with respect to payments to a new lending office, the date such Non-U.S. Lender designated such new lending office with respect to a Loan, and (d) any withholding tax that is attributable to a Lender's failure to comply with Section 2.17(e) or (h), except that clause (c) above shall not include amounts that arise (1) with respect to an assignment or the designation of a new lending office made at the request of the Company; or (2) to the extent the indemnity payment or additional amounts that any assignee or Lender through a new lending office would be entitled to receive do not exceed the indemnity payment or additional amounts that such assignee or person making the designation of such new lending office would have been entitled to receive in the absence of such assignment or designation.

     "Exposure" means, at any time, the aggregate principal amount of outstanding Loans and L/C Exposure at such time. The Exposure of any Lender at any time shall be the sum of its L/C Exposure plus the aggregate principal amount of its outstanding Loans at such time.

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the Fee Letter dated October 11, 2005 by and among the Company, Bank of America, N.A. and Banc of America Securities LLC, as amended, supplemented, replaced and in effect from time to time.

     "Financial Officer" of any corporation means the chief financial officer, principal accounting officer, treasurer, controller or any vice president-finance, -financial services or -treasury services of such corporation.

     "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee by a person shall be deemed to be an amount equal to the stated amount or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

     "Guarantee Agreement" means the Guarantee Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit C.

     "Hazardous Materials" means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "HBA" means health and beauty aids.

     "Hedging Agreement" means any Currency and Commodity Hedging Agreement or Interest Rate Hedging Agreement.

     "Income or Loss from Operations" means, for any period, the income or loss from operations of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income or loss of any Person (other than the Company) in which any other Person (other than the Company or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding current accounts payable in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement among the Loan Parties party thereto and the Collateral Agent, substantially in the form of Exhibit D.

     "Insurance Provider Notification" has the meaning set forth in Section 5.15(d).

     "Interest Election Request" means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.08.

     "Interest Payment Date" means (a) with respect to any ABR Loan (including any Swingline Loan) , the last Business Day of each calendar month and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

     "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six (or to the extent available to all of the Lenders nine or twelve) months thereafter, as the Borrowers may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Interest Rate Hedging Agreement" means any interest rate protection agreement or other interest rate hedging arrangement.

     "Inventory" means all products available for sale by the Company and the other Loan Parties in the following categories as defined and classified by the Company and the other Loan Parties on a basis consistent with the Company's current and historical accounting practices: HBA, perishable, grocery, pharmacy, meat, seafood, produce, floral, bakery, deli, dairy, liquor, and fuel, each valued at cost on a basis consistent with the current and historical accounting practices (without giving effect to LIFO reserves).

     "Issuing Bank" means Bank of America, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i); provided, that (i) the Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate; and (ii) with the consent of the Borrowers and the Administrative Agent, the Issuing Bank may arrange for one or more Letters of Credit to be issued by a Lender other than the Issuing Bank (or an Affiliate of such other Lender), in which case the term "Issuing Bank" shall include such Lender (or Affiliate of such Lender) with respect to Letters of Credit issued by such Lender (or Affiliate of such Lender). In the event that there is more than one Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.

     "L/C Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

     "L/C Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements made pursuant to Letters of Credit that have not yet been reimbursed by or on behalf of a Borrower at such time. The L/C Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate L/C Exposure at such time.

     "Leasehold Obligations" means, with respect to each Loan Party, all payments made, if any, by such Loan Party with respect to rent (including fixed rent and variable rent), common area maintenance charges and other monetary obligations under any lease of real property (including any Distribution Center or Store) where any Inventory is stored or otherwise located.

     "Lender" means each Person listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any Person that ceases to be a Party hereto pursuant to an Assignment and Acceptance.

     "Letter of Credit" means any Letter of Credit issued by the Issuing Bank for the account of a Borrower.

     "Letter of Credit Fee " has the meaning set forth in Section 2.12(c).

     "LIBO Rate" means, for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Telerate Service, or any successor to or substitute for such Telerate Service, providing rate quotations comparable to those currently provided on such page of such Telerate Service, as determined by the applicable Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan" means all ABR Loans, Eurodollar Loans, Swingline Loans and all other advances to or for the account of the Borrowers pursuant to this Agreement.

     "Loan Documents" means this Agreement, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

     "Loan Parties" means each of the Company, the other Borrowers and each other Subsidiary identified as a "Loan Party" on Schedule 3.12 and each Subsidiary made a party hereto pursuant to Section 5.12.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document, (c) the rights of or benefits available to the Lenders under any Loan Document or (d) the Collateral as a whole.

     "Material Contract" means any agreement to which any Loan Party is a party, the termination of which would have a Material Adverse Effect, including, without limitation, as of the Effective Date, the Supply Agreement, dated as of June 27, 2005 by and between the Company and C&S Wholesale Grocers, Inc., as the same may be amended from time to time.

     "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $10,000,000 (or its equivalent). For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

     "Maturity Date" means November 15, 2010.

     "Maximum Rate" has the meaning set forth in Section 9.13.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Multiemployer Plan" or "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Company and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Company and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Company and the Subsidiaries, and the amount of any reserves established by the Company and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Company) and (iv) all amounts deposited in trust or escrow for the benefit of any third party or to which any third party may be entitled in connection with such event, provided that any such amounts returned to the Company or any Subsidiary shall constitute Net Proceeds when received.

     "Noncompliance Notice " has the meaning set forth in Section 2.05(b).

     "Non-U.S. Lender" means a Lender or a Participant that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

     "Obligations" has the meaning set forth in the Security Agreement.

     "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "PACA" means the Perishable Agricultural Commodities Act of 1930, as amended.

     "PACA Liability Reserve" means an amount calculated on a monthly basis by the Collateral Agent to provide for vendor liabilities pursuant to PACA.

     "Participant" has the meaning set forth in Section 9.04(e).

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Perfection Certificate" means a certificate substantially in the form of Exhibit E or any other form reasonably approved by the Administrative Agent.

     "Permitted Encumbrances" means:

          (a) liens imposed by law for Taxes, assessments and governmental charges or claims that are not yet delinquent or are being contested in compliance with Section 5.05;

          (b) carriers', landlord's, warehousemen's, mechanics', materialmen's and repairmen's liens, statutory liens of banks and rights of set-off and other Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance arrangements;

          (d) deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

     "Permitted Holder" means Tengelmann Warenhandelsgesellschaft or (ii) any Affiliate of Tengelmann Warenhandelsgesellschaft.

     "Permitted Investments" means:

          (a) Cash and Cash Equivalents; and

          (b) Additional Investments.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreement" means the Pledge Agreement among the Loan Parties party thereto and the Collateral Agent, substantially in the form of Exhibit F.

     "Prepayment Event" means:

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Company or any Subsidiary, other than (i) dispositions described in clauses (a) and
     (b) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $20,000,000 during any fiscal year of the Company; or

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary, but (i) only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 180 days after such event and (ii) only to the extent the value of such loss is in excess of $1,000,000 (or its equivalent); or

          (c) the issuance by the Company or any Subsidiary of any Equity Interests, or the receipt by the Company or any Subsidiary of any capital contribution, other than any such issuance of Equity Interests to, or receipt of any such capital contribution from, the Company or a Subsidiary; or

          (d) the incurrence by the Company or any Subsidiary (i) of any Indebtedness, other than Indebtedness permitted by Section 6.01.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by Bank of America, N.A. as its prime rate in effect at its principal office in Charlotte, North Carolina; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

     "Priming Jurisdiction" means any jurisdiction listed on Schedule A hereto, which schedule may be revised by the Administrative Agent to reflect changes in applicable law. The Administrative Agent shall provide the Company with ten (10) days' prior written notice of any revisions to the jurisdictions listed on Schedule A hereto.

     "Priority of Claims Waiver" means a waiver of a Person's right, title and interest in, to or under the Inventory.

     "Qualified Preferred Stock" means, with respect to any Person, any preferred capital stock or preferred equity interest that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (a) mature or becomes mandatorily redeemable prior to the Maturity Date, pursuant to a sinking fund obligation or otherwise; (b) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified Preferred Stock, prior to the Maturity Date; or (c) become redeemable at the option of the holder thereof, in whole or in part, prior to the Maturity Date.

     "Register" has the meaning set forth in Section 9.04(c).

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Reserve for Leasehold Obligations" means, on any date, the aggregate amount of Leasehold Obligations of the Loan Parties due and owing with respect to properties of a vendor, landlord, public warehouse operator or other third party bailee located in a Priming Jurisdiction that has not provided a Priority of Claims Waiver in form and substance satisfactory to the Administrative Agent; for each such property the amount of Leasehold Obligations shall be the next two months' Leasehold Obligations (net of any Letter of Credit amount benefiting such landlord in respect of such Leasehold Obligations). For the avoidance of doubt, the amount of Leasehold Obligations for any property for which a satisfactory Priority of Claims Waiver is delivered by a vendor, landlord, public warehouse operator or other third party bailee, shall be zero.

     "Required Lenders" means, at any time, Lenders having Exposure and unused Commitments representing greater than 50% (except as set forth in Sections 9.02(b)(vi) and 9.02(b)(vii) of the sum of all Exposure and unused Commitments at such time.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

     "S&P" means Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies, and its successors.

     "Scripts" means the pharmaceutical customer list owned and controlled by each Loan Party relating to certain items and services, including, without limitation, any drug price data, drug eligibility data, clinical drug information and health information of a pharmaceutical customer that is not protected under Sections 1171 through 1179 of the Social Security Act or other applicable law.

     "Secured Parties" has the meaning set forth in the Security Agreement.

     "Security Agreement" means the Security Agreement among the Loan Parties party thereto and the Collateral Agent, substantially in the form of Exhibit G.

     "Security Documents" means the Security Agreement, the Pledge Agreement and each other security agreement or other instrument or document executed and delivered by any Loan Party to secure any of the Obligations.

     "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such

Person's ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all Guarantees and contingent obligations at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board. Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Store Shrink Percentage" shall be applicable to Inventory located at Stores and shall mean, as of any date, the amount of loss recorded in accordance with GAAP of the grocery and HBA inventories expressed as a percentage of the grocery and HBA sales for the most recently ended two (2) fiscal quarters.

     "Store Shrink Reserve" shall be equal to the product of (a) the excess of the Store Shrink Percentage over 1%, multiplied by (b) the Inventory of the Company and the other Loan Parties as of the date of the most recent Borrowing Base calculation.

     "Stores" means all supermarket retail locations of the Company and other Loan Parties selling Inventory owned by the Loan Parties.

     "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Swingline Lender" means Bank of America, N.A., in its capacity as Lender of Swingline Loans hereunder.

     "Swingline Loan" means a Loan made by the Swingline Lender to the Borrowers pursuant to Section 2.05.

     "Swingline Loan Ceiling" means $15,000,000.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof, and the issuance of Letters of Credit hereunder.

     "Triggering Event" means either (a) the occurrence of any Event of Default specified in Sections 7.01(a), 7.01(b), 7.01(h) or 7.01(i), or (b) at any time
(i) Uncapped Availability shall be less than $25,000,000 and (ii) the aggregate amount of the Borrowers' Cash and Cash Equivalents on deposit in a Blocked Account(s) constituting Collateral for the Obligations shall be less than $50,000,000. Upon the occurrence of a Triggering Event, such Triggering Event shall be deemed "continuing" until such time as Uncapped Availability shall exceed $25,000,000 for thirty (30) consecutive days; provided, however, that the foregoing cure provision may only be exercised once in any six (6) month period.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "Uncapped Availability" means as of any date the difference between (a) the Borrowing Base and (b) the outstanding Exposure.

     "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect on the date of determination in the applicable jurisdiction.

     "Unused Commitment" means as of any date (a) the total Commitments on such date, minus (b) the Exposure on such date."

     "Unused Fee" has the meaning set forth in Section 2.12(b).

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., an "ABR Loan" or a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., an "ABR Borrowing" or a "Eurodollar Borrowing").

     SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (f) unless otherwise stated herein, all provisions herein within the discretion or to the satisfaction of a party shall be deemed to include a standard of reasonableness, good faith and fair dealing.

     SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been affirmatively withdrawn by the Company (or, in the case of a request for an amendment under this Section by the Required Lenders, the Administrative Agent) or such provision amended in accordance herewith.

     SECTION 1.05 Borrowing Base Adjustments. The Administrative Agent or the Required Lenders may, in their commercially reasonable discretion (x) in reviewing the collateral components of the Borrowing Base, (y) after completion of any evaluation or any appraisal contemplated by Section 5.09(a) or Section 5.09(b) or (z) upon the occurrence and during the continuation of a Default, from time to time (a) decrease the advance rates for the Borrowing Base (or both), (b) establish and revise reserves reducing the amount of Eligible Coinstar Receivables, Eligible Credit Card Accounts Receivable, Eligible Third Party Insurance Provider Accounts Receivable, Eligible Inventory or Scripts and
(c) impose additional eligibility criteria to be applicable to Eligible Coinstar Receivables, Eligible Credit Card Accounts Receivable, Eligible Third Party Insurance Provider Accounts Receivable, Eligible Inventory or Scripts; provided that any such adjustment described in clause (a), (b) or (c) above shall be made only in the event that the Administrative Agent or the Required Lenders reasonably determine (based upon an evaluation or appraisal referred to in Section 5.09(a) or Section 5.09(b) or other objectively determinable facts or circumstances) that the Borrowing Base, or component thereof, or its value as Collateral, is adversely affected by one or more events, conditions, contingencies or risks that are not already adequately reflected in the calculation of the Borrowing Base (as applicable); and provided further that no change will be made to the borrowing base standards pursuant to this Section 1.05 if such change would increase the Borrowing Base in effect at any time above the Borrowing Base that would be in effect at such time if the Borrowing Base were calculated using the standards in effect on the date hereof or, if such standards have been amended pursuant to Section 9.02(b)(vi), using the standards as in effect on the date of such amendment. The Administrative Agent will provide written notice to the Company of any adjustments made pursuant to this Section 1.05 on the date of such adjustments.

                                   ARTICLE II
                                   The Credits

     SECTION 2.01 Commitments.

     (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrowers from time to time during the Availability Period with respect to such Lender in an aggregate principal amount that will not result in (i) such Lender's Exposure exceeding such Lender's Commitment,
(ii) the total Exposure exceeding the total Commitments, or (iii) the total Exposure exceeding the Borrowing Base then in effect.

     (b) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Loans from each Lender during the Availability Period with respect to such Lender.

     SECTION 2.02 Increase in Total Commitments

          (a) So long as no Default or Event of Default exists or would arise therefrom, (i) the Borrowers shall have the right, at any time from time to time after the Effective Date, to request an increase of the aggregate of the then outstanding Commitments by an amount not to exceed in the aggregate $100,000,000. Any such requested increase shall be first made to all existing Lenders on a pro rata basis based on their respective Applicable Percentages. To the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Borrowers, the Administrative Agent, in consultation with the Borrowers, will use its reasonable efforts to arrange for other Persons to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Commitments requested by the Borrowers and not accepted by the existing Lenders (each such increase by either means, a "Commitment Increase," and each Person issuing, or Lender increasing, its Commitment, an "Additional Commitment Lender"), provided, however, that (i) no Lender shall be obligated to provide a Commitment Increase as a result of any such request by the Borrowers, and
     (ii) any Additional Commitment Lender which is not an existing Lender shall be subject to the approval of the Administrative Agent, the

     Issuing Bank and the Company (which approval shall not be unreasonably withheld). Each Commitment Increase shall be in a minimum aggregate amount of at least $10,000,000 and in integral multiples of $5,000,000 in excess thereof.

          (b) No Commitment Increase shall become effective unless and until each of the following conditions have been satisfied:

               (i) The Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in substantially the form of Exhibit H hereto;

               (ii) The Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders and to the Administrative Agent as the Borrowers and such Additional Commitment Lenders shall agree;

               (iii) The Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers reasonably satisfactory to the Administrative Agent and dated such date; and

               (iv) The Borrowers and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent, may reasonably have requested in order to effectuate the documentation of the foregoing.

          (c) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Commitment Increase (with each date of such effectiveness being referred to herein as a "Commitment Increase Date"), and at such time (i) the Commitments, under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, (ii) Schedule 2.01 shall be deemed modified, without further action, to reflect the revised Commitments of the Lenders and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Commitments.

     SECTION 2.03 Loans and Borrowings(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Applicable Percentages of Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (b) Each Borrowing shall be denominated in Dollars and comprised entirely of ABR Loans or Eurodollar Loans as the Borrowers may request in accordance herewith; provided that all Swingline Loans shall be ABR Loans. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement and provided further, that the exercise of such option shall not result in an increase in additional amounts payable by the Borrowers pursuant to Section 2.17.

     (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $3,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $3,000,000; provided that an ABR Borrowing may be in an aggregate principal amount that is equal to the entire unused balance of Commitments or that is required to finance the reimbursement of a L/C Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be deemed as made under separate Borrowings.

     (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.04 Requests for Borrowings. To request a Borrowing, the Company shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, Boston, Massachusetts time, three Business Days before the date of the proposed Borrowing, or (b) in the case of an ABR Borrowing, not later than 2:00 p.m., Boston, Massachusetts time, on the day of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., Boston, Massachusetts time on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.03:

          (i) the Borrower(s) on whose behalf the Company is requesting such Borrowing;

          (ii) the aggregate amount of such Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vi) the location and number of the Borrowers' account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified with respect to a Borrowing in Dollars, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each of the Lenders of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     SECTION 2.05 Swingline Loans.

          (a) The Swingline Lender is authorized by the Lenders, and shall make Swingline Loans at any time (subject to Section 2.05(b)) to the Borrowers up to the amount of the sum of the Swingline Loan Ceiling upon a notice of Borrowing from the Borrowers received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender's discretion, may be submitted prior to 3:00 p.m., Boston, Massachusetts time on the Business Day on which such Swingline Loan is requested). Swingline Loans shall be ABR Loans and shall be subject to weekly settlement with the Lenders.

          (b) The Company's request for a Swingline Loan shall be deemed a representation that the applicable conditions for borrowing under Article IV are satisfied. If the conditions for borrowing under Article IV cannot in fact be fulfilled, (x) the Borrowers shall give immediate notice (a "Noncompliance Notice") thereof to the Administrative Agent and the Swingline Lender, and the Administrative Agent shall promptly provide each Lender with a copy of the Noncompliance Notice, and (y) the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans until such conditions can be satisfied or are waived in accordance with Section 9.02. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans commencing one
     (1) Business Day after the Noncompliance Notice is furnished to the Lenders. Notwithstanding the foregoing, no Swingline Loans shall be made pursuant to this Section 2.05(b) if the aggregate outstanding amount of the Exposure would exceed the limitations set forth in Section 2.01.

     SECTION 2.06 Letters of Credit.

     (a) General. Subject to the terms and conditions set forth herein, at any time and from time to time during the Availability Period, the Company may request the issuance of a Letter of Credit for the account of a Borrower, in a form appropriately completed and reasonably acceptable to the Administrative Agent and the Issuing Bank. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company or any Borrower to, or entered into by the Company or any Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Letter of Credit shall be denominated in Dollars.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Company or the applicable Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Administrative Agent shall notify the Company and the Issuing Bank of the results of the tests described below after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Loans that (based upon notices delivered to the Administrative Agent by the Company or a Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrowers shall be deemed to represent and warrant that) such issuance, amendment, renewal or extension the total L/C Exposure shall not exceed $150,000,000, (2) the total Exposure shall not exceed the total Commitments and (3) the total Exposure shall not exceed the Borrowing Base then in effect.

     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one (1) year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Issuing Bank, the date that is five (5) Business Days prior to the Maturity Date. Each Letter of Credit may, upon the request of the Company include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less unless the Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed; provided, however, that no Letter of Credit shall be renewed or extended on or after the occurrence of a Default or an Event of Default.

     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender's Applicable Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If the Issuing Bank in respect of a Letter of Credit shall make any L/C Disbursement in respect of such Letter of Credit, the Borrowers shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement (i) prior to the close of business, Boston, Massachusetts time, on the Business Day immediately following the day that such L/C Disbursement is made, if the Borrowers shall have received notice of such L/C Disbursement prior to 11:00 a.m., Boston, Massachusetts time, or (ii) if such notice has not been received by the Borrowers prior to 11:00 a.m., Boston, Massachusetts time, then prior to the close of business, Boston, Massachusetts time, on the second Business Day immediately following the day the Borrowers receive such notice; provided that, if such L/C Disbursement is not less than $1,000,000, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.04 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting ABR Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable L/C Disbursement, the payment then due from the Borrowers in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each such Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section
2.07 shall apply, mutatis mutandis, to the payment obligations of such Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from such Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any L/C Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such L/C Disbursement.

     (f) Obligations Absolute. Each Borrower's obligation to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each of the Borrowers to the extent permitted by applicable law) suffered by a Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrowers by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and Lenders with respect to any such L/C Disbursement.

     (h) Interim Interest. If the Issuing Bank in respect of a Letter of Credit shall make any L/C Disbursement under such Letter of Credit, then, unless the Borrowers shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is due pursuant to paragraph (e) of this Section, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrowers reimburse such L/C Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrowers fail to reimburse such L/C Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(c). From and after the effective date of any such replacement, (i) such successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" and the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent an amount in cash for the benefit of the Lenders, equal to the total L/C Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or
(i) of Article VII. The Borrowers also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Any such cash collateral so deposited pursuant to Section 2.11(b) and held by the Administrative Agent hereunder shall not constitute part of the Borrowing Base for purposes of determining compliance with Section 2.11(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such accounts. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such accounts. Moneys in such accounts shall be (i) applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed and
(ii), to the extent not so applied, held for the satisfaction of the reimbursement obligations of the Borrowers for their L/C Exposure at such time, or (iii) be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an

Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived. If the Borrowers are required to provide cash collateral other than as a result of an occurrence of an Event of Default hereunder, such amount (to the extent not applied as aforesaid) shall be promptly returned to the extent that, and following such time as, after giving effect to such return: (i) the total Exposure does not exceed the total Commitments, and (ii) the total Exposure does not exceed the Borrowing Base then in effect.

     SECTION 2.07 Funding of Borrowings.

     (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Boston, Massachusetts time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make each such Loan available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the Borrowers maintained with the Administrative Agent in Boston, Massachusetts and designated by the Company in the applicable Borrowing Request; provided that any ABR Loans made to finance the reimbursement of an L/C Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan to be made by such Lender on the occasion of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrowers jointly and severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of any Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.08 Interest Elections.

     (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

     (b) To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.04 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the Company fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.09 Termination or Reduction of Commitments.

     (a) Unless previously terminated, the Commitment of each Lender shall terminate on the Maturity Date with respect to such Commitment.

     (b) The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of Loans in accordance with Section 2.11, the total Exposure would exceed the total Commitments and (ii) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000.

     (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the applicable Lenders in accordance with their respective Applicable Percentages of the Commitments.

     SECTION 2.10 Repayment of Loans; Evidence of Debt.

     (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to the Borrowers and held by such Lender on the Maturity Date applicable to such Loan.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the respective Lenders and each respective Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay its Loans in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans made by it to any Borrower or Borrowers be evidenced by a promissory note. In such event, each of the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.11 Prepayment of Loans.

     (a) Subject to the requirements of this Section and the payment of any amounts required under Section 2.16 (i) each Borrower shall promptly prepay any Borrowing (or deposit such amounts) as may be required by this Agreement, together with any and all amounts required under Section 2.16 and (ii) each Borrower shall have the right at any time and from time to time to prepay, in whole or in part, any Borrowing. Any optional partial prepayment of Borrowings shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $5,000,000.

     (b) In the event and on such occasion that the total Exposure exceeds the lesser of the aggregate Commitments or the Borrowing Base then in effect, each of the Borrowers shall promptly prepay its Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.06(j)) in an aggregate amount equal to such excess.

     (c) At any time that any Loans are outstanding, in the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, such Loan Party shall, within five Business Days after such Net Proceeds are received, prepay Borrowings in an aggregate amount equal to such Net Proceeds.

     (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrowers shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.11(f). Notwithstanding the foregoing provisions of this Section 2.11, if at any time the Borrowers are required to make a prepayment under this Section 2.11 and the Borrowers would incur breakage costs under Section 2.16 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), and provided that no Default has occurred and is continuing at the time, then the Borrowers may in their sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as security for such obligations of the Borrowers hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and shall provide for investments in Permitted Investments satisfactory to the Administrative Agent and the Company, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by the Company), to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially prepaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Lenders and may be applied to the prepayment of such Loans immediately if an Event of Default has occurred and is continuing.

     (e) The Company shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment (other than mandatory prepayments which shall be payable immediately when due without notice) hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, Boston, Massachusetts time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, Boston, Massachusetts time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.11(f), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.11(f). Promptly following receipt of any such notice, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid borrowing. Prepayments shall be accompanied by accrued interest to the extent required by
Section 2.12.

     (f) In the event that, on any date, the total Exposure exceeds the total Commitments (after giving effect to the reduction in total Commitments on such date), each of the Borrowers shall promptly (but in no event later than one (1) Business Day following the date of determination), prepay its Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.06(j)) in an aggregate amount equal to such excess.

     (g) The Loans shall be repaid daily in accordance with (and to the extent required under) the provisions of Section 5.15.

     SECTION 2.12 Fees.(a) The Borrowers shall pay to the Administrative Agent the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth.

     (b) The Borrowers shall pay the Administrative Agent, for the account of the Lenders, an aggregate fee (the "Unused Fee") equal to 0.20% per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the Unused Commitment, during the calendar quarter just ended (or relevant period with respect to the payment being made for the first calendar quarter ending after the Effective Date or on the Termination Date). The Unused Fee shall be paid in arrears, on the tenth day of each January, April, July and October after the execution of this Agreement and on the Termination Date. The Administrative Agent shall pay the Unused Fee to the Lenders upon the Administrative Agent's receipt of the Unused Fee based upon their respective Applicable Percentages an amount equal to the aggregate Unused Fee to all Lenders.

     (c) The Borrowers shall pay the Administrative Agent for the account of the Lenders, on the first day of each October, January, April and October, in arrears, a fee calculated on the basis of a 360 day year and actual days elapsed (each, a "Letter of Credit Fee"), equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the three month period then ended:

          (i) Standby Letters of Credit for the Borrowers: At a per annum rate equal to the then Applicable Margin for Eurodollar Loans; and

          (ii) Commercial Letters of Credit for the Borrowers: At a per annum rate equal to the then Applicable Margin for Eurodollar Loans minus fifty bps (0.50%).

     (d) The Borrowers shall pay to the Issuing Bank, in addition to all Letter of Credit Fees otherwise provided for hereunder, the reasonable and customary fees and charges of the Issuing Bank in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by the Issuing Bank in such amounts as shall be mutually agreed by the Company and the Issuing Bank.

     (e) The Borrowers shall pay to the Administrative Agent the fees set forth in the Fee Letter for the respective accounts of the parties specified therein, as and when payment of such fees is due as set forth in the Fee Letter.

     (f) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the respective accounts of the Administrative and other Lenders as provided herein. Once due, all fees shall be fully earned and shall not be refundable under any circumstances.

     SECTION 2.13 Interest.

     (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, two hundred bps (2.0%) plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section and (ii) in the case of any other amounts, two hundred bps (2.0%) plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan of any Lender (other than a prepayment of an ABR Loan prior to the end of the Availability Period with respect to such Lender), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (e) All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by a majority in interest of the Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent thereafter notify the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

     SECTION 2.15 Increased Costs.

     (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

          (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement, any Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of the acceleration of the Obligations upon the occurrence of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(e) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.19, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     SECTION 2.17 Taxes.

     (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if such Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, each of the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Each of the Borrowers shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, Lender or Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender has received written notice from such Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

     (f) If the Administrative Agent, any Lender or Issuing Bank becomes aware that it is entitled to claim a refund from a Governmental Authority in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower, or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.17, it shall promptly notify such Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by such Borrower, make a claim to such Governmental Authority for such refund at such Borrower's expense. If the Administrative Agent, any Lender or Issuing Bank receives a refund (including pursuant to a claim for a refund made pursuant to the preceding sentence) in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower in which such Borrower has paid additional amounts pursuant to this Section 2.17, it shall within 30 days from the date of such receipt pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.17 with respect to Indemnified Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses of the Administrative Agent, the Lender or Issuing Bank and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such Borrower, upon the request of the Administrative Agent, Lender or Issuing Bank, agrees to repay the amount paid over to such Borrower (plus penalties, interest and other charges, including the reasonable fees and expenses of the Administrative Agent and Collateral Agent) to the Administrative Agent,

Lender or Issuing Bank if the Administrative Agent, Lender or Issuing Bank is required to repay such refund to such Governmental Authority.

     (g) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the principal of and interest on all Loans and L/C Disbursements made hereunder.

     (h) Each Non-U.S. Lender shall deliver to the Company two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Company under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.17(h), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.17(h) that such Non-U.S. Lender is not legally able to deliver.

     (i) Nothing contained in this Section 2.17 shall require the Administrative Agent, any Lender or Issuing Bank to make available any of its tax returns (or any other information that it deems, in its sole discretion, to be confidential or proprietary).

     SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

     (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees, reimbursement of L/C Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, Boston, Massachusetts time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 40 Broad Street, Boston, Massachusetts 02109, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent and the Collateral Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due hereunder in respect of Obligations, then such funds shall be applied (i) first, towards payment of interest and fees then due hereunder in respect of Obligations, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due hereunder in respect of Obligations, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties in respect of Obligations.

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in L/C Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in L/C Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in L/C Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in L/C Disbursements; provided that
(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment by such Borrower is due to the Administrative Agent for the account of any of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of such Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

     (a) If any Lender requests compensation under Section 2.14, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each of the Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Section 2.15, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                   ARTICLE III
                         Representations and Warranties

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or terminated and all L/C Disbursements shall have been reimbursed, each of the Borrowers represents and warrants to the Lenders that:

     SECTION 3.01 Organization; Powers. Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     SECTION 3.02 Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, equityholder action. This Agreement has been duly executed and delivered by each of the Borrowers and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of each such Borrower or Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and have been disclosed to the Lenders to their reasonable satisfaction, and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of the Subsidiaries or any order of any Governmental Authority,
(c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of the Subsidiaries, except Liens created under the Loan Documents.

     SECTION 3.04 Financial Condition; No Material Adverse Change.

     (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of consolidated operations and retained earnings, consolidated shareholders' equity and consolidated cash flows (i) as of and for the fiscal year ended February 26, 2005, reported on by Pricewaterhouse Coopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2005, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and the Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

     (b) Since February 26, 2005, there has been no material adverse change in
(a) the business, assets, operations or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, except as disclosed in the Exchange Act Filings made prior to the Effective Date or in any Schedules or Exhibits to this Agreement as of the Effective Date, (b) after the Effective Date, the ability of any Loan Party to perform any of its obligations under any Loan Document, (c) after the Effective Date, the rights of or benefits available to the Lenders under any Loan Document or (d) the Collateral as a whole.

     SECTION 3.05 Properties.

     (a) Each of the Company and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Liens permitted by Section 6.02.

     (b) Each of the Company and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.06 Litigation and Environmental Matters.

     (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any of the Borrowers, threatened against or affecting the Company or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability. (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     SECTION 3.07 Compliance with Laws and Agreements. Each of the Company and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     SECTION 3.08 Investment and Holding Company Status. Neither the Company nor any of the Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.09 Taxes. Each of the Company and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10 Employee Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.11 Disclosure. To the best knowledge of the Borrowers, the Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains, as of the date hereof (or in the case of items furnished after the date hereof, when furnished), any material misstatement of fact or omits, as of the date hereof (or in the case of items furnished after the date hereof, when furnished), to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time so furnished.

     SECTION 3.12 Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Company in, each Subsidiary of the Company, in each case as of the Effective Date.

     SECTION 3.13 Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Company and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The insurance maintained by or on behalf of the Company and the Subsidiaries is in full force and effect and complies with the requirements set forth in Section 5.07.

     SECTION 3.14 Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Company or any Subsidiary pending or, to the knowledge of any Borrower, threatened. The Company and the Subsidiaries have not been in violation of, in any material respect, the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with hours worked by or payments made to employees or any similar matters. All payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary is bound.

     SECTION 3.15 Security Documents.

     (a) The Pledge Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Pledge Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and the Pledged Securities (as defined in the Pledge Agreement) have been delivered to the Collateral Agent (together with stock powers or other appropriate instruments of transfer executed in blank form). The Collateral Agent has a fully perfected first priority Lien on, and security interest in, to and under all right, title and interest of each pledgor thereunder in such Collateral, and such security interest is in each case prior and superior in right and interest to any other Person.

     (b) The Security Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The financing statements, releases and other filings set forth on Schedule 3.15(b) are in appropriate form and have been or will be filed in the offices specified in the Perfection Certificate. Upon such filings and/or the obtaining of "control," the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, under the UCC (in effect on the date this representation is made) in each case prior and superior in right to any other Person other than with respect to Liens expressly permitted by Section 6.02 hereof.

     (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office and when financing statements, releases and other filings set forth on Schedule 3.15(c) in appropriate form are filed in the offices specified on the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person other than with respect to Liens expressly permitted by Section 6.02 hereof (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

     SECTION 3.16 Federal Reserve Regulations.

          (a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

          (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose in violation of Regulation U or X or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

                                   ARTICLE IV
                                   Conditions

     SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Agents, the Issuing Bank and the Lenders and dated the Effective Date) of each of (i) Mary Ellen Offer, Esq., Vice President and Chief Legal Officer of the Company, and (ii) Cahill Gordon & Reindel LLP, counsel for the Loan

     Parties, substantially in the form of Exhibits I and J, respectively, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. Each of the Borrowers hereby requests such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received a true and complete copy of each Borrower's organizational documents, an incumbency certificate for each person authorized to execute Loan Documents on behalf of a Borrower, resolutions authorizing the due execution, delivery and performance of the Loan Documents and the Transactions and a good standing certificate from each jurisdiction where a Borrower is organized and each jurisdiction necessary for it to carry on its business and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the president, a vice president or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f) The Collateral Agent shall have received counterparts of the Pledge Agreement signed on behalf of the Loan Parties party thereto, and the Collateral Agent shall have received certificates or other instruments representing all the outstanding Equity Interests of each Subsidiary owned by any Loan Party (excluding the stock certificates representing shares of common stock of a Foreign Subsidiary), together with stock powers or other instruments of transfer with respect thereto endorsed in blank form.

          (g) The Collateral Agent shall have received counterparts of the Security Agreement signed on behalf of the Loan Parties party thereto, together with the following:

               (i) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

               (ii) a completed Perfection Certificate from the Company dated the Effective Date and signed by an executive officer or Financial Officer of the Company, together with all relevant attachments contemplated thereby, including the then completed results of a search of the Uniform Commercial Code filings made with respect to the applicable Loan Parties in the jurisdictions contemplated by the applicable Perfection Certificate and copies of the financing statements disclosed by such search and evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by such financing statements are permitted by Section 6.02 or have been released.

          (h) The Collateral Agent shall have received counterparts of the Guarantee Agreement signed on behalf of the Loan Parties party thereto.

          (i) The Administrative Agent shall have received counterparts of the Indemnity, Subrogation and Contribution Agreement signed on behalf of the Loan Parties party thereto.

          (j) The Administrative Agent shall have received evidence satisfactory to them that the insurance required by Section 5.07 and the Security Documents is in effect.

          (k) The Administrative Agent shall have received a completed Borrowing Base Certificate dated the Effective Date and signed by a Financial Officer of the Company, calculating the Borrowing Base as of the end of the month ended immediately prior to the Effective Date.

          (l) The Administrative Agent, the Issuing Bank and the Lenders shall have received, for the remainder of the 2005 fiscal year and for the 2006 through 2007 fiscal years, the items required by clause (g) of Section 5.01.

          (m) The Administrative Agent shall have received the results of satisfactory lien searches (including, without limitation, the results of satisfactory tax lien and judgment lien searches) showing the absence of any Liens (except for the Liens in favor of the Collateral Agent) on any of any of the Collateral other than Liens expressly permitted by Section 6.02 hereof.

          (n) After giving effect to the calculation of the Borrowing Base, the Borrowing Base Availability shall not be less than Fifty Million Dollars ($50,000,000).

          (o) The Administrative Agent shall have received reports in form and substance satisfactory to the Administrative Agent relating to inspections, audits and field searches (which may include conversations with responsible officers and employees) of each Loan Parties' assets (including, without limitation, accounts receivable and inventory), liabilities, books and records, management information systems, cash management, vendor agreements and other agreements related to the Transactions contemplated hereby.

          (p) [Reserved]

          (q) The Administrative Agent shall have received an appraisal, in form and substance satisfactory to the Agents, performed by an appraiser acceptable to the Agents of the Inventory and the Scripts to be pledged or granted as Collateral.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., Boston, Massachusetts time on December 15, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (unless a representation or warranty is made as of a specific date, in which case such representation or warranty shall remain true and correct as of such specified date).

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

          (c) No indictment of, or institution of any legal process or proceeding against, the Company or any Loan Party, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law, which is reasonably likely to have a Material Adverse Effect shall occurred.

Each of the Borrowers, in connection with each Borrowing, and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to have represented and warranted on the date thereof that the conditions specified in paragraphs (a) and (b) of this Section 4.02 have been satisfied at that time and that after giving effect to such extension of credit the Borrowers shall continue to be in compliance with the Borrowing Base. The conditions set forth in this Section 4.02 are for the sole benefit of the Administrative Agent, the Issuing Bank and the Lenders and may be waived by the Administrative Agent, in whole or in part, without prejudice to the rights of the Administrative Agent, the Issuing Bank or any Lender.

                                    ARTICLE V
                              Affirmative Covenants

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or terminated and all L/C Disbursements shall have been reimbursed, each of the Borrowers covenants and agrees with the Lenders that:

     SECTION 5.01 Financial Statements and Other Information. The Company will furnish to the Administrative Agent and each Lender each of the following together with all supporting documentation as the Administrative Agent may reasonably require:

          (a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Pricewaterhouse Coopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the Company's consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) within 45 days after the end of each of the first two (or three, in the event of a fiscal quarter having four fiscal four week periods) fiscal four-week periods of each fiscal quarter of the Company (other than the first fiscal four-week period of each fiscal year), its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal four-week periods and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that, the information required by this Section shall not be required with respect to any month during which the average daily Exposure during such month is less than $50,000,000;

          (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default or an Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto,
     (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12, if applicable and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or an Event of Default(which certificate may be limited to the extent required by accounting rules or guidelines);

          (f) within ten (10) Business Days after the end of each fiscal month, a completed Borrowing Base Certificate calculating and certifying the Borrowing Base as of the last day of such fiscal month, signed on behalf of the Company by one of its Financial Officers, provided, however, that upon the occurrence of a Triggering Event, the Borrowing Base Certificate required by this paragraph will be delivered by the Borrowers weekly within eight (8) Business Days after the end of each calendar week and shall calculate and certify the Borrowing Base as of the last day of such calendar week;

          (g) prior to the end of the first fiscal quarter of each fiscal year of the Company (and, with respect to the last quarter of the fiscal year ending on or about February 28, 2006, on or before the Effective Date), a reasonably detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for each fiscal quarter during such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available and from time to time, any significant revisions of such budget (including, without limitation, any amounts to be paid to any pension plan (including any Plan, or, the best of the Company's knowledge, a Multi-Employer Plan) or to any third party on account of any such pension plan);

          (h) within ten (10) Business Days after any sale, transfer or other disposition of assets permitted by clause (c) of Section 6.05, a complete description of such sale, transfer or other disposition, and, with respect to sales, transfers or other dispositions resulting in Net Proceeds greater than $20,000,000, (i) the most recently delivered Borrowing Base Certificate delivered pursuant to Section 5.01 (f) revised to give pro forma effect to such sale, transfer or other disposition and (iii) any significant revisions to the budget previously delivered pursuant to clause
     (g) of this Section;



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

          (i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its stockholders generally, as the case may be; and

          (j) the financial and collateral reports described on Schedule C hereto, at the times set forth in such Schedule; provided that, the information required by this Section shall not be required with respect to any month during which the average daily Exposure during such month is less than $50,000,000.

          (k) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.02 Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default or Event of Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other related ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

          (d) any other development (other than those specified above as to which the Lenders have received due notice) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.03 Information Regarding Collateral.

     (a) The Company will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, its "location" (as determined under Section 9-307 of Revised Article 9 of the UCC), any office in which it



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

maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number or state organizational number. Without limitation of the foregoing, the Company will furnish to the Administrative Agent at least fifteen (15) days (or such shorter period of time as may be agreed to by the Administrative Agent) prior written notice of any change in any Loan Party's state of organization or incorporation. The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral to the extent it is intended to be so perfected on the date hereof.

     (b) Each year, at the time required for delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.01, the Company shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Company
(i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and
(ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than eighteen (18) months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

     SECTION 5.04 Existence; Conduct of Business. The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

     SECTION 5.05 Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.



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

     SECTION 5.06 Maintenance of Properties. The Company will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     SECTION 5.07 Insurance.

     (a) The Company will, and will cause each of its Subsidiaries to, (i) maintain insurance with financially sound and reputable insurers reasonably acceptable to the Administrative Agent on such of its property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it including the insurance required pursuant to the Security Documents; (ii) maintain such other insurance as may be required by law; and (iii) upon request by the Administrative Agent, which request need not be made in writing, furnish the Administrative Agent with certificates evidencing the insurance required by this paragraph. In the event of the Company's or Loan Parties' failure to obtain or maintain the insurance required by this paragraph, the Administrative Agent shall have the right to obtain the required coverage and bill the Company for the premium payments therefor. To the extent consistent with prudent business practice, the Company may maintain a program of self-insurance in place of any of the insurance required by this paragraph.

     (b) Fire and extended coverage policies with respect to any Collateral shall not include (i) a provision to the effect that any of the Borrowers, the Administrative Agent, the Collateral Agent, or any other party shall be a coinsurer and (ii) shall be endorsed, which endorsement shall be satisfactory in form and substance to the Collateral Agent, to name the Collateral Agent for the benefit of the Lenders, as additional insured or loss payee, as appropriate, and shall include such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders, provided that the requested provisions are available at reasonable cost. Each such policy referred to in this paragraph also shall provide that it shall not be cancelled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agent. The Borrowers shall deliver to the Collateral Agent, prior to the cancellation of any such policy of insurance, a Certificate of Insurance for the replacement policy.

     (c) The Company and the Loan Parties acknowledge and agree that all income, payments and proceeds of a physical damage property insurance claim payable to them and relating to the Collateral will be received by the Company and the Loan Parties as agent hereunder for the benefit of the Lenders and deposited in an account subject to a Blocked Account Agreement. Unless a Triggering Event or an Event of Default has occurred and is continuing, the Collateral Agent shall use commercially reasonable efforts to cause any insurance proceeds for which it is loss payee for the benefit of the Secured Parties to be made available to the Borrowers as promptly as practicable after receipt thereof by the Collateral Agent. The Company and the Loan Parties disclaim any right, title or interest in or to such



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

income, payments or proceeds and hereby confirm that the Company and the Loan Parties have granted a first priority security interest to the Collateral Agent (for the benefit of the Lenders) in all such income, payments and proceeds.

     (d) The Company shall continue to maintain, for itself and its subsidiaries, a Directors and Officers insurance policy, and a "Blanket Crime" policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by the Administrative Agent, which request need not be made in writing, furnish the Administrative Agent certificates evidencing renewal of each such policy.

     SECTION 5.08 Casualty and Condemnation. The Borrowers (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds or otherwise) are collected and applied in accordance with the applicable provisions of the Security Documents.

     SECTION 5.09 Books and Records; Inspection and Audit Rights.

     (a) The Company will, and will cause each of its Subsidiaries to, keep proper financial records in accordance with GAAP. The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent in consultation with the Borrowers, upon reasonable prior notice, no less frequently than semi-annually in any period of twelve (12) consecutive months commencing on or after the Effective Date, to visit and inspect its properties, to examine and make extracts from such records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at reasonable times.

     (b) The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) in consultation with the Borrowers to conduct commercial finance examinations and appraisals of the computation of the Borrowing Base and the assets included therein, including supporting systems, processes and controls, all at the expense of the Borrowers (i) one (1) time during any twelve month period in which the average daily Exposure is greater than or equal to $50,000,000 but less than $125,000,000, (ii) up to three (3) times during any twelve month period in which the average daily Exposure is greater than $125,000,000, and (c) at any time at the request of the Administrative Agent after the occurrence and the continuation of an Event of Default. In addition to the foregoing the Administrative Agent will have the right to conduct such commercial finance examinations and appraisals at the expense of the Administrative Agent, but no more frequently than once in any calendar year. The expenses reimbursable by the Borrowers pursuant to his Section shall include the reasonable fees and expenses of any representatives retained by the Administrative Agent.



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

     SECTION 5.10 Compliance with Laws. The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.11 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used for general corporate purposes, including working capital and capital expenditures. No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only for general corporate purposes.

     SECTION 5.12 Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Company will notify the Administrative Agent, the Collateral Agent and the Lenders thereof and (a) the Company will cause such Subsidiary (i) to become a party to (A) the Guarantee Agreement (or this Agreement if such Subsidiary shall be a Borrower hereunder),
(B) the Indemnity, Subrogation and Contribution Agreement, (C) the Security Agreement and (D) the Pledge Agreement, in each case in the manner provided therein and within ten (10) Business Days after such Subsidiary is formed or acquired and (ii) promptly to take such actions to perfect the Liens on such Subsidiary's assets granted under the Security Documents as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any Equity Interests of such Subsidiary are owned by or on behalf of any Loan Party, the Company will cause such Equity Interests to be pledged pursuant to the Pledge Agreement within ten (10) Business Days after such Subsidiary is formed or acquired (excluding, if such Subsidiary is a Foreign Subsidiary, shares of voting stock of such Subsidiary).

     SECTION 5.13 [Reserved]

     SECTION 5.14 Further Assurances. The Borrowers will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, termination statements, fixture filings and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrowers also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

     SECTION 5.15 Cash Management.



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

          (a) Annexed hereto as Schedule 5.15(a) is a schedule of all DDAs that are maintained by the Loan Parties, which schedule shall include, with respect to each depository (i) the name and address of such depository;
     (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.

          (b) Annexed hereto as Schedule 5.15(b) is a list describing all arrangements to which any Loan Party is a party with respect to the payment to such Loan Party of the proceeds of all credit card charges for sales by such Loan Party.

          (c) Annexed hereto as Schedule 5.15(c) is a list describing all payors of the third party insurance provider accounts from which a Loan Party receives payments of Eligible Third Party Insurance Provider Account Receivables.

          (d) Within forty-five (45) days after the Effective Date, each Loan Party shall:

               (i) deliver to the Administrative Agent notifications (each, a "Credit Card Notification") substantially in the form attached hereto as Exhibit K which have been executed on behalf of such Loan Party and addressed to such Loan Party's credit card clearinghouses and processors;

               (ii) deliver to the Administrative Agent notifications, (each, an "Insurance Provider Notification") substantially in the form attached as Exhibit L which have been executed on behalf of such Loan Party and addressed to such Loan Party's payors of third party insurance providers accounts;

               (iii) enter into a Blocked Account Agreement substantially in the form attached as Exhibit M (or in such other form reasonably acceptable to the Administrative Agent) with the banks with which such Borrower maintains accounts into which the DDAs are concentrated (collectively, the "Blocked Accounts") listed on Schedule 5.15(d)(iv) attached hereto; and

               (iv) deliver to the Administrative Agent a notification, (the "Coinstar Notification") substantially in the form attached as Exhibit N which has been executed on behalf of the Loan Parties and addressed to Coinstar, Inc.

          (e) At the request of the Administrative Agent (which request shall not be made prior to the date that is forty-five (45) days after the Effective Date), each Loan Party shall deliver to the Administrative Agent notifications (each, a "DDA Notification") substantially in the form attached as Exhibit O which have been executed on behalf of each Loan Party to each depository institution with which any DDA is maintained.

          (f) Each DDA Notification, Credit Card Notification, Insurance Provider Notification and Blocked Account Agreement and the Coinstar Notification shall require, after the occurrence and during the continuance of a Triggering Event, the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available cash receipts (the "Cash



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

     Receipts") to the concentration account maintained by the Administrative Agent at Bank of America (the "Agent's Account") from:

               (i) the sale of Inventory and other Collateral;

               (ii) all proceeds of collections of Accounts;

               (iii) all Net Proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any Prepayment Event or other transaction or event;

               (iv) the then contents of each DDA;

               (v) the then entire ledger balance of each Blocked Account; and

               (vi) the proceeds of all credit card charges.

          (g) Upon the occurrence of a Triggering Event, the Borrowers shall accurately report to the Administrative Agent all amounts deposited in the Blocked Accounts to ensure the proper transfer of funds as set forth above. If, at any time after the occurrence of a Triggering Event, any cash or cash equivalents owned by any Loan Party that constitutes Collateral are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement (or a DDA which is swept daily to a Blocked Account), the Administrative Agent may require the applicable Loan Party to close such account and have all funds therein transferred to a Blocked Account, and all future deposits made to a Blocked Account which is subject to a Blocked Account Agreement.

          (h) The Loan Parties may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the execution and delivery to the Administrative Agent of appropriate Blocked Account Agreements consistent with the provisions of this Section 5.15 and otherwise satisfactory to the Administrative Agent. Unless consented to in writing by the Administrative Agent, the Loan Parties shall not enter into any agreements with credit card processors other than the ones expressly contemplated herein unless contemporaneously therewith, a Credit Card Notification, is executed and delivered to the Administrative Agent.

          (i) The Borrowers may also maintain one or more disbursement accounts (the "Disbursement Accounts") to be used by the Borrowers for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder. The only Disbursement Accounts as of the Closing Date are those described in Schedule 5.15(i).

          (j) The Agent's Account shall at all times be under the sole dominion and control of the Administrative Agent. Each Loan Party hereby acknowledges and agrees that (i) such Loan Party has no right of withdrawal from the Agent's Account, (ii) the funds on deposit in the Agent's Account shall at all times continue to be collateral security for all of the Obligations, and (iii) the funds on deposit in the



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

     Agent's Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this Section 5.15, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party's other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Agent's Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.

          (k) Any amounts received in the Agent's Account at any time when all of the Obligations have been and remain fully repaid shall be remitted to the Borrowers, if and as the Company may request.

          (l) The following shall apply to deposits and payments under and pursuant to this Agreement:

               (i) Funds shall be deemed to have been deposited to the Agent's Account on the Business Day on which deposited, provided that notice of such deposit is available to the Administrative Agent by 12:00 noon, Boston, Massachusetts time, on that Business Day;

               (ii) Funds paid to the Administrative Agent other than by deposit to the Agent's Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Administrative Agent by 12:00 noon, Boston, Massachusetts time, on that Business Day;

               (iii) If notice of a deposit to a Agent's Account or payment is not available to the Administrative Agent until after 12:00 noon, Boston, Massachusetts time, on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 a.m., Boston, Massachusetts time, on the then next Business Day;

               (iv) If any item deposited to the Agent's Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Administrative Agent and the Lenders against all claims and losses resulting from such dishonor or return.

     SECTION 5.16 Priority of Claims Waivers. Unless reserved for in accordance with the provisions hereof, the Borrowers from time to time shall promptly deliver, or cause to be promptly delivered, a Priority of Claims Waiver from each vendor, landlord, public warehouse operator or other third party bailee that has not provided a Priority of Claims Waiver in form and substance satisfactory to the Administrative Agent for each third party storage facility located in any Priming Jurisdiction.

     SECTION 5.17 Benefit Plans Payments. The Loan Parties, Subsidiaries and all ERISA Affiliates shall make all required contributions under any Plans or Multi-Employer Plans which, if not made, could result in a Material Adverse Effect unless such payment is being contested pursuant to Section 5.05.

                                   ARTICLE VI
                               Negative Covenants

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all L/C Disbursements shall have been reimbursed, each of the Borrowers covenants and agrees with the Lenders that:

     SECTION 6.01 Indebtedness; Certain Equity Securities.

     (a) The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (i) Indebtedness created under the Loan Documents;

          (ii) Indebtedness existing on the date hereof and set forth in
     Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except to the extent of any reasonable premiums, fees and expenses incurred in connection with any such extensions, renewals and replacements) or result in an earlier maturity date or decreased weighted average life thereof;

          (iii) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party owing to any Loan Party shall be subject to Section 6.04;

          (iv) Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary; provided that Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

          (v) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations (other than in respect of leased real property) and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except to the extent of any reasonable premiums, fees and expenses incurred in connection with any such extensions, renewals and replacements) or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) before and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, (B) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (C) the aggregate principal amount of Indebtedness incurred on or after the Effective Date and permitted by this clause (v) and clause (vii) below, plus the aggregate book value of all assets sold after the Effective Date pursuant to sale and leaseback transactions permitted by clause (b) of Section 6.06 shall not exceed $200,000,000;

          (vi) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition by the Company or any Subsidiary after the Effective Date of real property and improvements thereto (but not inventory or other personal property located therein), and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except to the extent of any reasonable premiums, fees and expenses incurred in connection with any such extensions, renewals and replacements) or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) before and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing,(B) the terms of such Indebtedness are commercially reasonable and (C) the secured recourse to the Company or any Subsidiary of such Indebtedness shall be limited to the value of the real property and improvements financed by such Indebtedness;

          (vii) Indebtedness of the Company or any Subsidiary relating to purchase money security interests (as defined in the New York Uniform Commercial Code, as amended); provided that, (A) before and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, and (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall be subject to the limitation set forth in the proviso to clause (v) above.

          (viii) Guarantees by the Company or any of its Subsidiaries of Indebtedness of third parties given in connection with the acquisition or improvement of real property for use in the business of the Company and its Subsidiaries not exceeding $10,000,000 at any one time outstanding;

          (ix) software licenses required to be reflected as indebtedness on the Company's consolidated balance sheet in an aggregate amount not exceeding $10,000,000;

          (x) liabilities for leases of real property characterized as Indebtedness for purposes of GAAP; and

          (xi) other unsecured Indebtedness in an aggregate principal amount not exceeding $50,000,000 at any time outstanding.

     (b) The Company will not, nor will the Company permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests, other than Qualified Preferred Stock.

     SECTION 6.02 Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Liens created under the Loan Documents and the Blocked Account Agreements;

          (b) Permitted Encumbrances;

          (c) any Lien on any property or asset of the Company or any Subsidiary set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any asset contained in the Borrowing Base, (ii) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, the obligations thereunder or the property or assets securing such obligations;

          (d) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent of any reasonable premiums, fees and expenses incurred in connection with any such extensions, renewals and replacements);

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (v) of Section 6.01(a), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

          (f) Liens on real properties and improvements thereto (but not inventory or other personal property located therein) owned or leased by the Company or any Subsidiary; provided that such Liens secure Indebtedness permitted by clause (vi) of Section 6.01(a);

          (g) Liens of sellers of goods to any Loan Party arising under the provisions of applicable law similar to Article 2 of the UCC in the ordinary course of business, covering only goods (other than Inventory and Equipment (as defined in the Security Agreement) included in the Borrowing
     Base), and Liens that secure Indebtedness permitted by clause (vii) of
     Section 6.01 ;

          (h) Liens constituting leasehold interests made by a Loan Party as lessor entered into in the ordinary course of business; and

          (i) Any right, title and interest of the landlord under any lease pursuant to which a Loan Party has a leasehold interest in any property or assets and any liens that by operation of law have been placed by such landlord on property over which any Loan Party has any real property interest (excluding any liens on any Collateral).

     SECTION 6.03 Fundamental Changes.

     (a) The Company will not, nor will it permit any Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any Subsidiary may merge into or with the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Loan Party) is a Loan Party and (iii) any Subsidiary (other than a Borrower) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and the Subsidiaries, taken as a whole, and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

     (b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

     SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidence of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a) Permitted Investments;

          (b) investments existing on the date hereof and set forth on Schedule
     6.04 and any other investments from time to time not to exceed at any time outstanding an aggregate principal amount in excess of the Net Proceeds received from the disposition of investments permitted by this Section 6.04(b);

          (c) investments by the Company and its Subsidiaries in Equity Interests in their respective Subsidiaries; provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Pledge Agreement (excluding the common stock of any Foreign Subsidiary),
     (ii) the aggregate amount of investments



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

     by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties (including all such investments, loans, advances and Guarantees existing on the Effective Date) shall not exceed $20,000,000 at any time outstanding and (iii) neither the Company nor any of the Subsidiaries will create or acquire any Subsidiary after the Effective Date that is not a Loan Party;

          (d) loans or advances made by the Company to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary; provided that the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause
     (c) above;

          (e) Guarantees constituting Indebtedness permitted by Section 6.01; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (c) above;

          (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (g) non-cash consideration received in connection with the sale, transfer, lease or disposition of any asset in compliance with Sections
     6.05 and 6.06; and

          (h) other Investments made after the Effective Date; provided that at any time there is any outstanding Exposure hereunder, (i) the aggregate amount such investments plus the aggregate amount of Restricted Payments made pursuant to Section 6.08(a)(i) shall not exceed $150,000,000 in the aggregate and (ii) immediately before and after giving effect to the making of any such Investments, (A) Borrowing Base Availability shall be in an amount greater than twenty percent (20%) of the Borrowing Base, and (B) no Default or Event of Default has occurred and is continuing.

     SECTION 6.05 Asset Sales. The Company will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Company permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

          (a) sales, transfers or other dispositions of inventory, used or surplus equipment, or Permitted Investments made pursuant to Section 6.04(a) or (h), in each case in the ordinary course of business;

          (b) sales, transfers and dispositions to the Company or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with
     Section 6.09;

          (c) sales, transfers and other dispositions of assets that are not permitted by any other clause of this Section; provided that immediately before and after giving effect to such sale, transfer or disposition (i) each of the Loan Parties is Solvent, and (ii) no Default or Event of Default has occurred or is continuing; and provided further that the assets sold, transferred or otherwise disposed of (including assets sold, transferred or disposed of by means of the sale, transfer or disposition of any Equity Interests other than the Equity Interests of Metro Inc. and its subsidiaries) in reliance upon this clause (c) during any fiscal year of the Company shall not exceed fifteen percent (15%) of the operating assets of the Loan Parties as of the Effective Date (excluding the operating assets relating to stores operating under the Farmer Jack brand and the Company's stores located in Louisiana, which stores may be sold, transferred or disposed of without restriction);

          (d) sales of assets pursuant to sale and leaseback transactions permitted by Section 6.06;

          (e) leases or subleases of property (excluding sale and leaseback transactions) by any Loan Party in the ordinary course of business.

     provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (a) and (b) above) shall be made for fair value and at least 70% cash consideration.

     SECTION 6.06 Sale and Leaseback Transactions. The Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except (a) any such sale of any fixed or capital assets that is made for consideration having a cash component in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after the Company or such Subsidiary acquires or completes the construction of such fixed or capital asset and (b) any other such sale of fixed or capital assets, provided that the aggregate book value of all assets sold after the Effective Date pursuant to this clause (b) shall be subject to the limitation set forth in the proviso to clause (v) of Section 6.01(a).

     SECTION 6.07 Hedging Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate interest rate, currency or energy exposure to which the Company or any Subsidiary is exposed in the conduct of its business.

     SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness.

     (a) The Company will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Company may make any Restricted Payment provided that (A) the aggregate amount such Restricted Payment(s) plus the aggregate amount of Investments made pursuant to Section 6.04(h) shall not exceed

$150,000,000 in the aggregate and (B) immediately before and after giving effect to any such Restricted Payment (1) each of the Loan Parties is Solvent, (2) Borrowing Base Availability on the date of any such dividend and projected on a pro forma basis for the following twelve months shall be in an amount greater than twenty percent (20%) of the Borrowing Base and (3) no Default or Event of Default has occurred and is continuing; (ii) the Company may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and (iii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock.

     (b) The Company will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property), other than regularly scheduled payments as and when due, in respect of principal of, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of, (i) any Indebtedness of the Company or any Subsidiary that is scheduled to mature after the Maturity Date, (ii) any other Indebtedness of the Company or any Subsidiary provided that
(x) the Company may make payments and distributions in respect of the Company's 9.125% Senior Notes due December 15, 2011, provided that immediately before and after giving effect to any such distribution or payment (A) each of the Loan Parties is Solvent, (B) Borrowing Base Availability on the date of such distribution or payment shall be in an amount greater than twenty percent (20%) of the Borrowing Base, and (C) no Default or Event of Default has occurred and is continuing and (y) the Company or any Subsidiary may make payments and distributions in respect of any other Indebtedness of the Company or any Subsidiary not described in the foregoing clauses (i) and (ii)(x) provided that immediately before and after giving effect to any such distribution or payment
(A) each of the Loan Parties is Solvent, (B) Borrowing Base Availability on the date of such distribution or payment and projected on a pro forma basis for the following twelve months shall be in an amount greater than twenty percent (20%) of the Borrowing Base, and (C) no Default or Event of Default has occurred and is continuing.

     SECTION 6.09 Transactions with Affiliates. The Company will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, or (b) transactions between or among the Loan Parties not involving any other Affiliate.

     SECTION 6.10 Restrictive Agreements. The Company will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien securing Obligations or any refinancing thereof upon any property or assets actually owned by it, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to customary provisions included in licenses, contracts, leases, agreements and other instruments restricting assignment and/or encumbrance, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

     SECTION 6.11 Amendment of Material Documents. The Company will not, nor will it permit any Subsidiary to, amend, modify or waive any of (a) the provisions of its certificate of incorporation, by-laws or other organizational documents or (b) its rights under other material documents, in the case of all of the foregoing, in a manner materially adverse to the Lenders.

     SECTION 6.12 Minimum EBITDA Covenant. Upon the occurrence and during the continuance of a Triggering Event, the Company and its Subsidiaries shall achieve Consolidated EBITDA measured at the end of each of the following fiscal quarters on a trailing twelve month basis of at least the following amounts:

    --------------------------------------- --------------------------
    Consolidated EBITDA                     Fiscal Quarter(s)
    --------------------------------------- --------------------------
    $50,000,000                             Third Quarter FY 2005

                                            Fourth Quarter FY 2005

                                            First Quarter FY 2006
    --------------------------------------- --------------------------
    $55,000,000                             Second Quarter FY 2006
    --------------------------------------- --------------------------
    $70,000,000                             Third Quarter FY 2006
    --------------------------------------- --------------------------
    $80,000,000                             Fourth Quarter FY 2006
    --------------------------------------- --------------------------
    $100,000,000                            First Quarter FY 2007

                                            Second Quarter FY 2007
    --------------------------------------- --------------------------
    $120,00,000                             Third Quarter FY 2007
                                            and each Fiscal Quarter
                                            thereafter
    --------------------------------------- --------------------------


     SECTION 6.13 Limitation on Change in Fiscal Year. The Company will not permit its fiscal year to end on a date other than the last Saturday in the month of February in each calendar year.



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

                                   ARTICLE VII
                                Events of Default

     SECTION 7.01 Events of Default. If any of the following events ("Events of Default") shall occur:

          (a) any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof (including, as required under Section 2.11(b)) or otherwise;

          (b) any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of any Borrower or any other Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) any Borrower shall (i) fail to observe or perform any covenant, condition or agreement contained in Sections 5.01 (excluding clauses (a), (b), (c) and (f) thereof), 5.02, 5.04 (with respect to the existence of any Borrower), or 5.11 or in Article VI or (ii) fail to observe or perform any covenant, condition or agreement contained in clauses (a), (b) or (c) of
     Section 5.01, and such failure shall continue unremedied for a period of fifteen (15) days (thirty (30) days if approved in writing by the Administrative Agent in its discretion) or (iii) fail to observe or perform any covenant, condition or agreement contained in clause (f) of Section
     5.01 (subject to a grace period of up to five (5) Business Days if approved in writing by the Administrative Agent in its discretion) or (iv) fail to observe or perform any covenant, condition or agreement contained in
     Section 5.07, and such failure shall continue unremedied for a period of fifteen (15) days;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Company (which notice may be given at the request of any Lender);

          (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after the giving of notice and/or the lapse of any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected

     Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of the Collateral Agent's failure (x) to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement or
     (y) to file any document delivered by the Loan Parties to it for filing or
     (iii) as a result of the Collateral Agent's failure to take any action that the Company reasonably requests, in writing, the Collateral Agent to take;

          (n) a Change in Control shall occur; or

          (o) The occurrence of an event of default on the part of the Company or any Loan Party under any Material Contract or Material Indebtedness to which the Company or any Loan Party is a party or any indenture or other agreement relating to any Material Indebtedness of the Company or any Loan Party;

          (p) [Reserved].

          (q) [Reserved].

          (r) the determination by the Company or any Loan Party, to suspend the operation of their business in the ordinary course, liquidate all or substantially all of the Company's or such Loan Party's assets or employ an agent or other third party to conduct a program of closings, liquidations or "Going-Out-Of-Business" sales of all or substantially all of the business; or

          (s) any Loan Document shall not be in full force and effect;

then, and in every such event (other than an event with respect to a Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers.

     Solely for purposes of determining whether a Default has occurred under clause (h), (i) or (j) of this Article VII, any reference in any such clause to any "Subsidiary" shall be deemed not to include any Subsidiary (after any such event referred to in such clauses, each such Subsidiary shall be deemed an "Excluded Subsidiary") affected by any event or circumstance referred to in any such clause that meets all the following conditions: (a) the Company's direct and indirect investments in and advances to the Subsidiary is less than 1% of the total assets of the Company consolidated as of the end of the most recently completed fiscal year; (b) the Company's direct and indirect proportionate share of the total assets (after intercompany eliminations) of the Subsidiary is less than 1% of the total assets of the Company consolidated as of the end of the most recently completed fiscal year; and (c) the Company's direct and indirect equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary is less than 1% of such income of the Company consolidated for the most recently completed fiscal year; provided that (i) if it is necessary to exclude more than one Subsidiary from clause (h) or (j) of
Article VII pursuant to this paragraph in order to avoid a Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the conditions specified in clauses (a), (b) and (c) above are satisfied and (ii) a Subsidiary shall not be excluded from clauses (h) and (j) of Article VII if such Subsidiary holds rights under any long-term contracts for the purchase of inventory accounting for more than 5% of the total inventory purchased by the Company and its Subsidiaries during the most recent Calculation Period.

                                  ARTICLE VIII
                                   The Agents

     Each of the Lenders and the Issuing Bank hereby irrevocably appoints each Agent as its agent and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to each such Agent, respectively, by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

     No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing,
(a) an Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) an Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, an Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any Subsidiary that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity. An Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or



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willful misconduct. An Agent shall be deemed not to have knowledge of any
Default unless and until written notice thereof is given to such Agent by a Borrower or a Lender, and an Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

     Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such subagent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of (i) each Agent and (ii) any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

     Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, an Agent may resign at any time by notifying the Lenders, the other Agent, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then such retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York or Boston, Massachusetts, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and such retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

     Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed



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appropriate, made its own credit analysis and decision to enter into this
Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

     None of the rights or obligations of any Agent under any Loan Document may be amended, supplemented or otherwise modified without the prior written consent of such Agent and the Required Lenders.

                                   ARTICLE IX
                                 Miscellaneous

     SECTION 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to any Borrower, to it in care of the Company at Two Paragon Drive, Montvale, New Jersey 07645, Attention of the Treasurer (Telecopy No.
     (201) 571-8036);

          (b) if to the Administrative Agent, the Collateral Agent or the Swingline Lender to Bank of America, N.A., 40 Broad Street, Boston, Massachusetts 02109, Attention: Alexis MacElhiney (Telecopy No. (617) 434-2615), (E-Mail to alexis.macelhiney@bankofamerica.com), with a copy to Riemer & Braunstein, LLP, Three Center Plaza, Boston, Massachusetts 02108,
     Attention: David S. Berman, Esquire (Telecopy No. (617) 880-3456), (E-Mail to dberman@riemerlaw.com;

          (c) if to the Issuing Bank, to it at Letters of Credit Department, Bank of America, N.A. 1 Fleet Way, Scranton, Pennsylvania 18507, Attention Michael Grizzanti (telecopy No. (800) 755-8743), (E-Mail to
     Michael.A.Grizzanti@bankofamerica.com);

          (d) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 9.02 Waivers; Amendments.

     (a) No failure or delay by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan



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Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

     (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent that is a party thereto and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or unreimbursed L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan under Section 2.10 or the required date of reimbursement of any L/C Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) directly or indirectly change any of the provisions of the definitions of "Borrowing Base", "Eligible Inventory", "Eligible Coinstar Receivables", "Eligible Credit Card Accounts Receivable", "Eligible Third Party Insurance Provider Accounts Receivable", "Eligible Cash and Cash Equivalents", Eligible Additional Investments" or "Scripts", in each case in a manner adverse to the interests of the Lenders or in a manner that would make more credit available to the Borrowers, without the written consent of the Required Lenders (calculated for this purpose as though the percentage specified in the definition of "Required Lenders" were 66-2/3% instead of 50%), (vii) increase the total Commitments (other than in accordance with Section 2.02), without the written consent of the Required Lenders (calculated for this purpose as though the percentage specified in the definition of "Required Lenders" were 66-2/3% instead of 50%), (viii) release any Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender or (ix) release all or any substantial part



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of the Collateral from the Liens of the Security Documents (except with respect to sales or transfers of, and other transactions relating to, Collateral permitted pursuant to the Loan Documents), without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank or the Collateral Agent without the prior written consent of the Administrative Agent or the Issuing Bank or the Collateral Agent, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into between the Borrowers, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank) if (i) by the terms of such agreement the Commitment, and L/C Exposure of each Lender not consenting to the amendment provided for therein shall, for such Lender, terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan owed to it and all other amounts owing to it or accrued for its account under this Agreement.

     SECTION 9.03 Expenses; Indemnity; Damage Waiver.

     (a) The Borrowers agree, jointly and severally, to pay (i) on or before the Effective Date, to the greatest extent possible, and after the Effective Date, as necessary, all fees and reasonable out-of-pocket expenses (including, without limitation, the fees and expenses incurred in connection with any field examination and any appraisal of any of the Collateral) incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, supplements, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank and/or any Lender) incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of their rights in connection with the Loan Documents, including their rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender) incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) The Borrowers agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, damages, liabilities, costs and related expenses, including the reasonable fees, charges



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

and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company or any of its subsidiaries, or any Environmental Liability related in any way to the Company or any of its subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (c) To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent or the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the aggregate amount of the total Commitments at the time.

     (d) To the extent permitted by applicable law, none of the Borrowers shall assert, and each of the Borrowers hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable promptly after written demand therefor.

     SECTION 9.04 Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each of the Lenders (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or


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implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. The Administrative Agent also shall indicate in the Register the Maturity Date applicable to each Lender and its Commitments and Loans.

     (b) Each Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans at the time owing to it and its participation in Letters of Credit); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Company, the Administrative Agent and the Issuing Bank must give their prior written consent to such assignment (which consents shall not be unreasonably withheld), (ii) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender to be assigned to an assignee other than a Lender or an Affiliate of a Lender pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent otherwise consent to a lesser amount, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, in the case of fees payable to the Administrative Agent (except such fee shall not be payable in the case of an assignment by any Lender to any of its affiliates or an assignment pursuant to Sections 2.09 or 2.19) and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Company otherwise required under this paragraph shall not be required if a Default or Event of Default has occurred and is continuing. Subject to acceptance and recordation in the Register pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution and recordation thereof, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all the assigning Lender's rights and obligations under this Agreement such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

     (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C



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

Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (e) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Collateral Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Collateral Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, supplement, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, supplement, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

     (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with a Borrower's prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.



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

     (g) Any Lender may at any time grant, pledge, hypothecate or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any grant, pledge, hypothecation or assignment to secure obligations to a Federal Reserve Bank, and none of the restrictions or conditions set forth in this Section 9.04 related to any such grant, pledge, hypothecation or assignment shall apply to any such grant, pledge, hypothecation or assignment of a security interest; provided that no such grant, pledge, hypothecation or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such grantee, pledge, hypothecatee or assignee for such Lender as a party hereto.

     SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting



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

the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 9.08 Right of Setoff. If one or more Events of Default shall have occurred and be continuing, each Lender shall have the right, in addition to and not in limitation of any right which any such Lender may have under applicable law or otherwise, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or its Affiliates to or for the credit or the account of any of the Borrowers against any of and all the obligations of any of the Borrowers now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this
Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. No Credit Party will, or will permit its Participant to, exercise its rights under this SECTION 9.08 without the consent of the Administrative Agent. ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE THE RIGHT OF SETOFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     SECTION 9.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

     (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

     (b) Each of the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any of the Borrowers or their respective properties in the courts of any jurisdiction.

     (c) Each of the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or



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

hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below) except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the

Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section, "Information" means all information received from any of the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any of the Borrowers; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     Notwithstanding anything herein to the contrary, to the extent not inconsistent with applicable securities laws, a Lender or potential Lender (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation
Section 1.6011-4) contemplated herein and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction (as defined in United States Treasury Regulation
Section 1.6011-4) unless such information is related to such tax treatment and tax structure.

     SECTION 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 9.14 Patriot Act.

     Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act. Each Borrower is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

     SECTION 9.15 Foreign Asset Control Regulations.

     Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. ss. 1 et seq., as amended) (the "Trading With the Enemy Act") or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the "Executive Order") and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their Affiliates (a) is or will become a "blocked person" as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) knowingly engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person" or in any manner violative of any such order.

     SECTION 9.16 Additional Waivers.

          (a) The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by applicable law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release of any Loan Party from, any of the terms or provisions of, this Agreement, any other Loan Document, or
     (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Administrative Agent, the Collateral Agent the Issuing Bank or any Lender.

          (b) The obligations of each Loan Party to pay the Obligations in full hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the payment in full in cash of all the Obligations).

          (c) To the fullest extent permitted by applicable law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash of all the Obligations. The Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and performed in full. Pursuant to applicable law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

          (d) Each Loan Party hereby agrees to keep each other Loan Party fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations under the Loan Documents and in particular as to any adverse developments with respect thereto. Each Loan Party hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Loan Party, and of the ability of each other Loan Party to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect to any thereof. Each Loan Party hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the none of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall have any duty to inform any Loan Party of any information pertaining to the business, affairs, finances, or financial condition of any other Loan Party, or pertaining to the ability of any other Loan Party to perform its Obligations under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Loan Parties to continue to be jointly and severally liable for, or to provide Collateral for, Obligations of one or more of the other Loan Parties. To the fullest extent permitted by applicable law, each Loan Party hereby expressly waives any duty of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender to inform any Loan Party of any such information.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                               BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

                               By:  /s/ Alexis MacElhiney
                                    --------------------------------
                                    Name:   Alexis MacElhiney
                                    Title:  Director

                               CIT GROUP BUSINESS CREDIT, INC.


                               By:  /s/ Susanna Profis
                                    --------------------------------
                                    Name:   Susanna Profis
                                    Title:  AVP

                               WACHOVIA BANK, NATIONAL ASSOCIATION


                               By:  /s/ Christopher S. Hudik
                                    --------------------------------
                                    Name:   Christopher S. Hudik
                                    Title:  Director

                               JPMORGAN CHASE BANK, N.A.


                               By:  /s/ James L. Sloan
                                    --------------------------------
                                    Name:   James L. Sloan
                                    Title:  Vice President

                               THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


                               By:  /s/ William J. Moss
                                    --------------------------------
                                    Name:   William J. Moss
                                    Title:  Vice President and Treasurer

                               COMPASS FOODS, INC.


                               By:  /s/ William J. Moss
                                    --------------------------------
                                    Name:   William J. Moss
                                    Title:  Vice President

                               BORMAN'S, INC.


                               By:  /s/ William J. Moss
                                    --------------------------------
                                    Name:   William J. Moss
                                    Title:  Vice President

                               SHOPWELL, INC.


                               By:  /s/ William J. Moss
                                    --------------------------------
                                    Name:   William J. Moss
                                    Title:  Vice President

                               WALDBAUM, INC.


                               By:  /s/ William J. Moss
                                    --------------------------------
                                    Name:   William J. Moss
                                    Title:  Vice President

                               SUPER FRESH FOOD MARKETS, INC.


                               By:  /s/ William J. Moss
                                    --------------------------------
                                    Name:   William J. Moss
                                    Title:  Vice President

                               SUPER MARKET SERVICE CORP.


                               By:  /s/ William J. Moss
                                    --------------------------------
                                    Name:   William J. Moss
                                    Title:  Vice President

                               SUPER FRESH/SAV-A-CENTER, INC.


                               By:  /s/ William J. Moss
                                    --------------------------------
                                    Name:   William J. Moss
                                    Title:  Vice President

                               FOOD BASICS, INC.


                               By:  /s/ William J. Moss
                                    --------------------------------
                                    Name:   William J. Moss
                                    Title:  Vice President

                               HOPELAWN PROPERTY I, INC.


                               By:  /s/ William J. Moss
                                    --------------------------------
                                    Name:   William J. Moss
                                    Title:  Vice President

                               LO-LO DISCOUNT STORES, INC.


                               By:  /s/ William J. Moss
                                    --------------------------------
                                    Name:   William J. Moss
                                    Title:  Vice President